UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the
Securities
Exchange
Act of 1934
(Amendment No.     )

Filed by the Registrant
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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12
Carriage Services, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

CARRIAGE SERVICES

carriageservices.com

Proxy Statement
2022

CARRIAGE SERVICES

COMBINING THE POWER OF POSSIBILITIES WITH THE ART OF HIGH PERFORMANCE

MAY 16, 2023 | ANNUAL MEETING

Notice of 2023 Annual Meeting of Stockholders and Proxy Statement

CARRIAGE SERVICES, INC. 3040 Post Oak Boulevard, Suite 300 Houston, Texas 77056

April 3, 2023

Dear Fellow Stockholder:

We are pleased to invite you to the 2023 Annual Meeting of Stockholders of Carriage Services, Inc. (“Carriage”). The Annual Meeting will be held at 3040 Post Oak Boulevard, Lobby Conference Room, Houston, Texas 77056 on Tuesday, May 16, 2023, at 9:00 a.m., Central Standard Time. Whether or not you plan to attend the Annual Meeting, we ask that you participate by casting your vote at your earliest convenience.

Our 2022 theme was “High Performance Value Creation” and as we look back at last year, there is much to be excited about as it relates to both immediate value creation for our shareholders, as well as efforts undertaken to support and accelerate our long-term growth strategy. In addition to closing key acquisitions in growing strategic markets, we also continued to identify areas for greater efficiencies within our operating platform, and we introduced new tools to assist our Managing Partners in their efforts to enhance the level of service provided to the families we serve and gain market share in the process. During 2022, we also added two key members to our senior leadership team. Rob Franch, who as Chief Information Officer, is making great progress building out our focus on technology, and Robbie Pape, who brings over thirty years of leadership experience within our industry and is focused on driving our operations forward as Senior Vice President and Regional Partner.

As we wrap up the first quarter of 2023 and look forward to what lies ahead for the remainder of the year, our 2023 theme of “Creating High Performance Possibilities” captures our belief that anything is possible when we push ourselves beyond our limits, stretch our thinking, and strive for excellence daily as a Company. That is indeed the definition of our Mission and Vision of Being The Best, which, when combined with our commitment to High Performance, will truly unleash the power of possibilities. Our bold Ten-Year Vision for growth requires us to explore “what’s possible” each day and this mindset will continue to drive our strategic thinking this year.

As Chairman and Lead Director of the Board of Directors, we encourage our shareholders to take the time to get to know the story of Carriage, our history, vision, and strategy, and the people who are leading our Company to new heights by embracing our rich history and unique culture while continuously working to identify areas where we can get even better. Before voting your shares, we encourage you to read our releases and reach out if you have questions or would like to learn more. Both our Board and Executive Leadership Team will be happy to visit with you or put you in touch with any one of our wonderful leaders located throughout the country.

As we have done many times before, we invite all shareholders to visit any of our businesses or travel to Houston to meet our Support Center Team where you can see our teams “Creating High Performance Possibilities” for our Company and the families we serve.

We hope you can join us on May 16th and we encourage you to read the Notice of Annual Meeting and Proxy Statement, which contains information about the voting options, instructions, and descriptions of the proposals for this meeting. It is important that your voice is heard and your shares are represented at the Annual Meeting by casting your vote as soon as possible. Thank you for your belief in, and support of, Carriage and the people who serve our families and drive our High Performance every day across our portfolio of Being The Best funeral homes and cemeteries.

Sincerely,

Melvin C. Payne Chairman of the Board and Chief Executive Officer	Donald D. Patteson, Jr. Lead Director of the Board

CARRIAGE SERVICES, INC.

3040 Post Oak Boulevard, Suite 300

Houston, Texas 77056

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

DATE & TIME: May 16, 2023 9:00 a.m. Central Time

MEETING AGENDA

1.  Elect two (2) class III directors to serve until the 2026 Annual Meeting;

2.  To approve, on an advisory basis, our 2022 Named Executive Officers’ compensation;

3.  To approve, on an advisory basis, the frequency of the advisory vote on our Named Executive Officers’ compensation; and

4.  Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ended 2023.

Other Business: Stockholders will also transact any other business that properly comes before the Annual Meeting, or any adjournments or postponements thereof.

PLACE: Carriage Services, Inc. 3040 Post Oak Boulevard, Lobby Conference Room, Houston, Texas 77056
RECORD DATE: March 17, 2023

YOUR VOTE IS IMPORTANT - YOU CAN VOTE IN ONE OF THREE WAYS:

VIA THE INTERNET Visit the website listed on your proxy card	BY MAIL Sign, date and return your proxy card in the enclosed envelope	IN PERSON Attend the Annual Meeting

We are pleased to continue taking advantage of the Notice & Access method of delivery for our Annual Report, Proxy Statement and other Proxy materials (collectively the “Proxy Materials”). The Proxy Materials will be available online as described in this Proxy Statement and hard copies will not be delivered, unless expressly requested by a stockholder.

On or about April 3, 2023, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) detailing how to access the Proxy Materials electronically and how to submit your proxy via the Internet. You are entitled to vote if you were a stockholder of record on March 17, 2023. The Notice also provides instructions on how to request and obtain paper copies of the Proxy Materials and proxy card or voting instruction form, as applicable. We continue to believe this process provides our stockholders with a convenient way to access the Proxy Materials and submit their proxies online, while reducing the environmental impact of our Annual Meeting and lowering the costs of printing and distribution.

If your shares are held in a stock brokerage account or by a financial institution or other record holder, follow the voting instructions on the form that you receive from them. The availability of telephone and internet voting will depend on their voting process. Please note that you will need the control number provided on your Notice of Internet Availability of Proxy Materials in order to submit your proxy online.

By order of the Board of Directors,

Steven D. Metzger

Executive Vice President, Chief Administrative Officer, General Counsel & Secretary

April 3, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING

TO BE HELD ON TUESDAY, MAY 16, 2023

The Notice of Annual Meeting of Stockholders, the Proxy Statement and the 2022 Annual Report to Stockholders are available at

www.carriageservices.com.

PROXY STATEMENT

This Proxy Statement is being furnished to you by the Board of Directors (our “Board”) of Carriage Services, Inc. (“Carriage Services,” “Carriage,” the “Company,” “we,” “us” or “our”) for use at our 2023 Annual Meeting of Stockholders (our “Annual Meeting”).

Annual Meeting Date and Location

We intend to hold our Annual Meeting in person at our offices at 3040 Post Oak Boulevard, Lobby Conference Room, Houston, Texas 77056, on Tuesday, May 16, 2023, at 9:00 a.m., Central Standard Time. If you plan to attend in person, please use the main lobby entrance where you will see an area to check in prior to entering the conference room.

In the event circumstances change to prevent or limit an in-person meeting, we may implement additional procedures or limitations on meeting attendees or determine that alternate Annual Meeting arrangements are advisable or required (i.e., a virtual-only meeting). If we determine that such alternative arrangements are advisable or required, then we will announce our decision and post additional information on our Investors Relations website at www.carriageservices.com and file a notice with the SEC. Please check our website in advance of the Annual Meeting date if you are planning to attend in person.

Delivery of Proxy Materials

Mailing Date and Delivery of Proxy Materials

On or about April 3, 2023, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) to our stockholders containing instructions on how to access the Proxy Materials and submit your proxy online. We have made these Proxy Materials available to you over the internet or, upon your request, have delivered paper copies of these materials to you by mail, in connection with the solicitation of proxies by the Board for our Annual Meeting.

Stockholders Sharing the Same Address

Each stockholder of record will receive one Notice of Internet Availability, regardless of whether you have the same address as another registered stockholder. If your shares are held in “street name” (that is, in the name of a financial institution, broker or other holder of record), applicable rules permit brokerage firms and the Company, under certain circumstances, to send one Notice of Internet Availability to multiple stockholders who share the same address. This practice is known as “householding.” Householding saves printing and postage costs by reducing duplicate mailings. If you hold your shares through a broker, you may have consented to reducing the number of copies of materials delivered to your address. In the event that you wish to revoke a “householding” consent you previously provided, you must contact your broker to revoke your consent. You may also contact the Company directly to request copies of materials by submitting a written request to our Corporate Secretary at 3040 Post Oak Boulevard, Suite 300, Houston, TX 77056. If your household is receiving multiple copies of the Notice of Availability and you wish to request delivery of a single copy, you should contact your broker directly.

Questions and Answers About Our Annual Meeting and Voting

Why am I receiving these proxy materials?

Our Board is soliciting your proxy to vote at our Annual Meeting because you owned shares of our common stock, par value $.01 per share (the “Common Stock”) at the close of business on March 17, 2023, the record date for our Annual Meeting (the “Record Date”), and are therefore entitled to vote at our Annual Meeting.

This Proxy Statement, along with a proxy card, is made accessible, free of charge to you, via the Internet at http://investors.carriageservices.com/annuals-proxies.cfm, or if elected, mailed to our stockholders on or about April 3, 2023. This Proxy Statement summarizes the information that you need to know in order

2023 Proxy Statement        1

Proxy Statement

to cast your vote at our Annual Meeting. As a stockholder, your vote is very important and our Board strongly encourages you to exercise your right to vote. You do not need to attend our Annual Meeting in person to vote your shares. Whether or not you plan to attend our Annual Meeting, we encourage you to vote your shares by voting via the Internet or completing, signing, dating and returning the enclosed proxy card in the envelope provided. See “About Our Annual Meeting – How do I vote my shares?” below.

What am I voting on and how does our Board recommend that I vote?

Proposal Number	Subject of Proposal	Recommended Vote	For details see pages starting on

1	Re-elect Douglas B. Meehan and Donald D. Patteson, Jr. to our Board as Class III Directors.	FOR each nominee	6

2	Approve, on an advisory basis, our Named Executive Officers’ compensation, as presented in this Proxy Statement.	FOR the proposal	50

3	Approve, on an advisory basis, the frequency of the advisory vote on our Named Executive Officers’ compensation.	ONE YEAR	51

4	Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.	FOR the proposal	53

We will also transact any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our Board has appointed Melvin C. Payne, our Chief Executive Officer (“CEO”) and Chairman of the Board, and Steven D. Metzger, our Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, as the management proxy holders for our Annual Meeting. For stockholders who have their shares voted by duly submitting a proxy via the Internet, by mail, or in person at our Annual Meeting, the management proxy holders will vote all shares represented by such valid proxies as our Board recommends, unless a stockholder appropriately specifies otherwise.

Who is entitled to vote at the meeting?

You may receive notice of and vote at our Annual Meeting if you were a stockholder of record as of the close of business on the Record Date. As of the Record Date, there were 14,913,127 shares of Common Stock outstanding and entitled to vote.

How many votes can I cast?

You are entitled to one vote for each share of Common Stock you owned on the Record Date on all matters presented at our Annual Meeting.

Why is my vote important?

Your vote is important regardless of how many shares of Common Stock you own. Please take the time to vote. Please read the instructions below, choose the way to vote that is easiest and most convenient to you and cast your vote as soon as possible.

What is the difference between a stockholder of record and a “street name” holder?

Most stockholders hold their shares through a financial institution, broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned in street name.

•

Stockholder of Record. If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent, you are considered to be the stockholder of record with respect to those shares, and you have the right to grant your voting proxy directly with the Company or to vote in person at our Annual Meeting.

2        Carriage Services

Proxy Statement

•

Street Name Stockholder. If your shares are held by a financial institution, broker or other nominee, you are considered the beneficial owner of shares held in “street name” and your financial institution, broker or other nominee is the stockholder of record. As the beneficial owner, you have the right to direct your financial institution, broker or other nominee how to vote your shares and are also invited to attend our Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at our Annual Meeting unless you obtain a legal proxy from the stockholder of record prior to attending our Annual Meeting giving you the right to vote the shares. In order to vote your shares, you will need to follow the directions your financial institution, broker or other nominee provides to you.

How do I vote my shares?

Stockholders of Record. There are three ways to vote:

INTERNET

To vote via the internet, go to “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. You may vote online until 11:59 p.m., Central Standard Time the day before the Annual Meeting.

BY MAIL

If you requested a copy of this Proxy Statement and proxy card and would like to vote by mail, please send your completed and signed proxy card in the prepaid envelope provided so that it is received in the mail by us by May 16, 2022. The shares you own will be voted according to the instructions on the proxy card that you provide. If you return your proxy card but do not mark your voting preference, the individuals named as proxies will vote your shares FOR all of the proposals described in this Proxy Statement.

IN PERSON

If you attend our Annual Meeting, you may vote by delivering your completed proxy card in person or by completing a ballot, which will be available at our Annual Meeting. Attending our Annual Meeting without delivering your completed proxy card or completing a ballot will not count as a vote. Submitting a proxy prior to our Annual Meeting will not prevent you from attending our Annual Meeting and voting in person.

Street Name Stockholder. There are three ways to vote:

BY METHODS LISTED ON VOTING INSTRUCTION FORM

Please refer to the voting instruction form or other information forwarded by your financial institution, broker or other nominee to determine whether you may submit a proxy by telephone or electronically on the Internet, following the instructions on the voting instruction form or other information they provided to you.

BY MAIL

You may indicate your vote by completing and signing your voting instruction card or other information forwarded by your financial institution, broker or other nominee and returning it to them in the manner specified in their instructions.

IN PERSON WITH A PROXY FROM THE RECORD HOLDER

You may vote in person at our Annual Meeting if you obtain a legal proxy from your financial institution, broker or other nominee. Please consult the voting instruction form or other information sent to you by the record holder to determine how to obtain a legal proxy in order to vote in person at our Annual Meeting.

May I change or revoke my vote?

Yes, if you are a stockholder of record, you may change your vote or revoke your proxy at any time before your shares are voted at the meeting by:

•	submitting written notice of revocation no later than May 15, 2023 to our home office, which is located at 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056, Attn: Corporate Secretary;

•	timely submitting a proxy with new voting instructions using the Internet voting system;

•	submitting a later dated proxy with new voting instructions by mail that is received at our home office by May 15, 2023; or

•	attending our Annual Meeting and voting your shares in person.

If you are a street name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your financial institution, broker or other nominee in accordance with such entity’s procedures. Please refer to the materials that your financial institution, broker or other nominee provided to you.

2023 Proxy Statement        3

Proxy Statement

What is a quorum?

A quorum is the presence at our Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock entitled to vote on a matter at our Annual Meeting. There must be a quorum for our Annual Meeting to be held. If a quorum is not present, our Annual Meeting may be adjourned or postponed until a quorum is reached. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of votes considered to be present at our Annual Meeting for the purpose of establishing a quorum.

What are “broker non-votes” and abstentions and how do they affect voting results?

If you hold your shares in “street name,” you will receive instructions from your financial institution, broker or other nominee describing how to vote your shares. If you do not instruct your financial institution, broker or other nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the New York Stock Exchange (the “NYSE”).

There are also non-discretionary matters for which financial institutions, brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. When a financial institution, broker or other nominee does not have discretion to vote on a particular matter and you have not given timely instructions on how the financial institution, broker or other nominee should vote your shares, a “broker non-vote” results. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

If your shares are held in street name and you do not give voting instructions, pursuant to NYSE Rule 452, the record holder will not be permitted to vote your shares with respect to Proposal 1 (Election of the Class III Directors), Proposal 2 (Advisory Vote to Approve our Named Executive Officer Compensation) and Proposal 3 (Advisory Vote on the Frequency of the Advisory Vote on our Named Executive Officers’ Compensation) and your shares will be considered “broker non-votes” with respect to these proposals. If your shares are held in street name and you do not give voting instructions, the record holder will nevertheless be entitled to vote your shares with respect to Proposal 4 (Ratification of the Appointment of Grant Thornton LLP) in the discretion of the record holder.

Abstentions occur when stockholders are present at our Annual Meeting in person or by proxy but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting. Abstentions will have no effect on the election of directors but will have the effect of a vote against the other proposals being considered at the meeting.

What vote is required to approve each proposal?

•

Proposal 1 (Election of the Class III Directors): To be elected, each director nominee must receive the affirmative vote of at least a majority of the votes of the shares of Common Stock present in person or represented by proxy at our Annual Meeting and entitled to vote on the proposal. This means that the director nominees with more votes cast in favor of than votes withheld from the election will be elected. Broker non-votes will have no effect on the outcome of the vote for directors.

•

Proposal 2 (Advisory Vote to Approve our Named Executive Officers’ Compensation): Approval of this proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock present in person or represented by proxy at our Annual Meeting and entitled to vote on the proposal. In accordance with applicable Delaware law, abstentions will have no effect “for” or “against” this proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal. While this vote is required by law, it will neither be binding on us, our Board or our Compensation Committee, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, us, our Board or our Compensation Committee. However, our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

4        Carriage Services

Proxy Statement

•

Proposal 3 (Advisory Vote on the Frequency of the Advisory Vote on our Named Executive Officers’ Compensation): Approval of this proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock present in person or represented by proxy at our Annual Meeting and entitled to vote on the proposal. The option of one year, two years or three years that receives the greatest number of votes will be deemed to have received the recommendation of the stockholders. In accordance with applicable Delaware law, abstentions will have no effect “for” or “against” this proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal. While this vote is required by law, it will neither be binding on us, our Board or our Compensation Committee, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, us, our Board or our Compensation Committee. Our Board currently intends to adopt whichever option receives the majority of votes on this proposal. However, because this vote is advisory and not binding on us in any way, our Board may decide in the future that it is in the best interests of our stockholders and the Company to hold an advisory vote on our Named Executive Officers’ compensation more or less frequently than the option selected by the stockholders.

•

Proposal 4 (Ratification of the Appointment of Grant Thornton LLP): Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock present in person or represented by proxy at our Annual Meeting and entitled to vote on the proposal. In accordance with applicable Delaware law, abstentions will have no effect “for” or “against” this proposal.

Who will bear the cost of soliciting votes for our Annual Meeting?

We will bear the entire cost of soliciting proxies, including the cost of the preparation, assembly, uploading to and hosting on the Internet, and printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to our stockholders in connection with our Annual Meeting. In addition to this solicitation by internet or mail, certain directors, officers and employees may also solicit proxies on our behalf by use of mail, telephone, facsimile, electronic means, in person or otherwise. These persons will not receive any additional compensation for assisting in the solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. We reimburse financial institutions, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of our Common Stock.

Where can I find the voting results?

We will report the voting results in a Current Report on Form 8-K with the SEC within four business days of our Annual Meeting.

May I propose actions for consideration at next year’s Annual Meeting or nominate individuals to serve as directors?

You may submit proposals for consideration at future annual meetings. See “Stockholder Proposals for the 2024 Annual Meeting” for information regarding the submission of stockholder proposals for next year’s Annual Meeting.

How do I get directions to the Annual Meeting?

For directions to the Annual Meeting, please contact our Corporate Secretary at (713) 332-8400.

2023 Proxy Statement        5

PROPOSAL NO. 1:

ELECTION OF CLASS III DIRECTORS

We currently have six directors on our Board who each serve staggered three-year terms. At our Annual Meeting, the stockholders will re-elect two individuals to serve as our Class III Directors for a new three-year term expiring on the date of our 2026 Annual Meeting and until their successors are duly elected and qualified. This classification of our Board may have the effect of delaying or preventing changes in control of our Company.

Our Corporate Governance Committee has recommended that we nominate Douglas B. Meehan and Donald D. Patteson, Jr. for re-election at our Annual Meeting to serve as our Class III Directors for a new three-year term. Proxies may be voted for each of the Class III Directors. The biographical description for Mr. Meehan and Mr. Patteson are included below.

On May 17, 2022, Bryan D. Leibman resigned as a member of the Board, as a Class II director. As a result of Mr. Leibman’s resignation, on May 17, 2022, the Board elected Mr. Patteson to serve as the Board’s Lead Independent Director for a three-year term.

On February 22, 2023, upon the recommendation of our Corporate Governance Committee, the Board elected Carlos R. Quezada, our President and Chief Operating Officer, to serve as a Class II director until the Company’s 2025 Annual Meeting of stockholders. The Board also appointed Mr. Quezada to serve as Vice Chairman of the Board.

Directors are elected by a majority of votes cast. Our bylaws provide that in an uncontested election, if the nominee director does not receive a majority of the votes cast, the nominee must promptly deliver a written resignation to our Board and will continue to serve as a holdover director until the effective date of the director’s resignation, which may be no later than 120 days after the date of the election. Our Board, by a majority vote, is then required to promptly determine whether to accept the resignation of the director or decline to accept the resignation. If our Board declines to accept the resignation, the director may continue to serve as long as the director received a plurality of the votes cast. If our Board accepts the resignation, the directorship will become vacant and the Board may then fill the vacancy by a majority vote. In the event of a contested election of directors, our bylaws provide that directors will be elected by the vote of a plurality of the votes of the shares present in person or represented by proxy and entitled to vote in the election of directors.

Independence	Age	Tenure*
* - Independent Directors only

6        Carriage Services

Proposal No. 1 Election of Class III Directors

Skills and Qualifications

Industry Experience	2

Senior Leadership Experience			6

Risk Oversight and Management Experience			6

Operations Experience		5

Regulatory Experience		5

Finance / Accounting		5

Our Board believes that each of our directors is highly qualified to serve as a member of our Board. In particular, our Board seeks individuals who demonstrate:

•	A deep, genuine belief, understanding and commitment to our Being The Best Mission Statement and Five Guiding Principles;

•	Business and investment savvy, including an owner-oriented attitude and conviction that Carriage has evolved into a high value, superior investment platform; and

•	An ability to make a meaningful contribution and engagement to our Board’s oversight of all elements and linkages of our High Performance Culture Framework.

Described below are the principal occupations, positions and directorships for at least the past five years of our director nominees and continuing directors, as well as certain information regarding their individual experience, qualifications, attributes and skills that led our Board to conclude that they should serve on our Board. There are no family relationships among any of our directors or executive officers.

2023 Proxy Statement        7

Proposal No. 1 Election of Class III Directors

Nominees for Director

Douglas B. Meehan Deputy Chief Investment Officer for van Biema Value Partners, LLC Age: 51 Director since 2018 (Class III) Committees: • Compensation • Audit • Corporate Gov.

Douglas B. Meehan has served as the Deputy Chief Investment Officer for van Biema Value Partners, LLC, an investment management firm, since 2012. Prior to joining van Biema Value Partners, Mr. Meehan worked as a research analyst at a proprietary securities fund within Sentinel Real Estate Corp., a privately held real estate investment advisor in New York. He also worked with Duma Capital Partners, a multi-strategy hedge fund, as a research analyst. Mr. Meehan received a BA in Philosophy from Columbia University, a PhD in Philosophy and Cognitive Science from the City University Graduate Center, and an MBA from Columbia Business School, where he participated in the Applied Value Investing Program.

Additional Qualifications:

Mr. Meehan brings to the Board his extensive financial markets and real estate experience, as well as experience with sophisticated transactions.

Donald D. Patteson, Jr.

Former Chairman of the Board of Directors and Chief Executive Officer of Sovereign Business Forms, Inc.

Age: 76

Director since 2011 (Class III)

Lead Independent Director

Committees:

•  Compensation

•  Audit (Chair)

•  Corporate Gov.

Donald D. Patteson, Jr. was the founder and, prior to its sale in June 2014, the Chairman of the Board of Directors of Sovereign Business Forms, Inc. (“Sovereign”), a consolidator in a segment of the printing industry. He also served as Chief Executive Officer of Sovereign from August 1996 until his retirement in August 2008. Prior to founding Sovereign, he served as Managing Director of Sovereign Capital Partners, an investment firm specializing in leveraged buyouts. He also served on the Board of Directors of Rosetta Resources Inc. and Cal Dive International, Inc. until 2015. Mr. Patteson received a BA and an MBA with a concentration in finance from the University of Texas.

Additional Qualifications:

Mr. Patteson brings to the Board his executive experience as a Chief Executive Officer and Chief Financial Officer, enabling him to provide the Board with executive and financial management expertise, as well as experience with major financial transactions.

You may not cumulate your votes in the election of the Class III Director nominees. You may withhold authority to vote for the nominee for director. If a nominee becomes unable to serve as a director before our Annual Meeting (or decides not to serve), the individuals named as proxies will vote, in accordance with instructions provided, for such other nominee as we may designate as a replacement or substitute, or our Board may reduce the size of the Board to eliminate the vacancy.

BOARD RECOMMENDATION

FOR THE REASONS STATED ABOVE, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE CLASS III DIRECTOR NOMINEES.

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Proposal No. 1 Election of Class III Directors

Continuing Directors

Barry K. Fingerhut Chief Executive Officer of Certification Partners, LLC Age: 77 Director since 2012 (Class I) Committees: • Compensation (Chair) • Audit • Corporate Gov.

Barry K. Fingerhut has served as the Chief Executive Officer and majority equity owner of Certification Partners, LLC, a developer and global distributor of vendor neutral IT content and certifications, since the fall of 2010. Prior to 2010, he focused much of his career investing in small capitalization companies in the for-profit education and training industry, financial services industry, as well as other industries. Currently, he serves on a number of private company and non-profit Boards. Mr. Fingerhut previously served on our Board from 1995 through 1999. He received a BS with distinction from the University of Maryland and an MBA with distinction in Finance/Investments from New York University.

Additional Qualifications:

Mr. Fingerhut brings to the Board extensive and broad investment experience, financial expertise, and significant historical knowledge of Carriage.

Dr. Achille Messac Former Dean of Engineering for Howard University and Mississippi State University Age: 66 Director since 2020 (Class II) Committees: • Compensation • Audit • Corporate Gov. (Chair)

Dr. Achille Messac currently serves as a professor of mechanical engineering at Howard University, a position he has held since 2016, and he previously served as the Dean of Engineering for Howard University from 2016 to 2019, and for Mississippi State University from 2013 to 2016. Prior to his leadership roles at those institutions, Dr. Messac served as a senior member of the technical staff at Draper Laboratory where he contributed to work in critical areas of aerospace engineering, including work for the Space Shuttle and Space Station. Dr. Messac has also served on the Board as Faculty Senate President for Rensselaer Polytechnic Institute, as Department Chair and Distinguished Professor at Syracuse University, as professor at Northeastern University, and has served on the Board of the American Institute of Aeronautics and Astronautics. Dr. Messac received his BS, MS and PhD from MIT in aerospace engineering and is a Fellow of the American Institute of Aeronautics and Astronautics, The American Society of Mechanical Engineering, and The American Association for the Advancement of Science.

Additional Qualifications:

Dr. Messac brings to the Board extensive leadership experience in the aerospace and higher education fields, which included advancing performance, strategic capital allocation, and fiscal effectiveness.

2023 Proxy Statement        9

Proposal No. 1 Election of Class III Directors

Melvin C. Payne Co-Founder of Carriage, Chairman of the Board and Chief Executive Officer Age: 80 Director since 1991 (Class I) Committees: • None

Melvin C. Payne, co-founder of Carriage, has served as our CEO and a director since our inception in 1991, and as Chairman of the Board since December 1996. Prior to co-founding Carriage, Mr. Payne held a variety of financial and executive leadership roles, including serving as an Executive Vice President for WEDGE Group where he focused on leveraged buyouts; serving as Chief Financial Officer and then President and Chief Executive Officer for Independent Refining Company; serving as Head of the Chemical Division for Texas Commerce Bank; and overseeing the analysis and private placement of industrial and commercial loans at Prudential Insurance Company.

Additional Qualifications:

Mr. Payne, a Vietnam Veteran, earned a BS in Chemical Engineering from Mississippi State University and an MBA from Tulane University. As co-founder and CEO, Mr. Payne brings to the Board a unique knowledge of the Company, along with his passion and long-term vision for our Company.

Carlos R. Quezada Vice Chairman of the Board and President and Chief Operating Officer Age: 52 Director since 2023 (Class II) Committees: • None

Carlos R. Quezada currently serves as our Vice Chairman of the Board and our President and Chief Operating Officer. Mr. Quezada joined the Company in June 2020 as Vice President of Sales and Marketing and was subsequently promoted to Senior Vice President of Sales and Marketing. On June 1, 2021, Mr. Quezada was appointed Executive Vice President and Chief Operating Officer and, on February 23, 2022, the Company’s Board appointed Mr. Quezada to serve in his current role as President and Chief Operating Officer. On February 22, 2023, Mr. Quezada was elected to serve as a director on the Board and appointed the Board’s Vice Chairman. Prior to joining the Company, Mr. Quezada served as a Managing Director for Service Corporation International (“SCI”) from 2009 to 2020, where he held leadership roles for both sales and operations. Mr. Quezada joined the death care industry after serving in the hospitality industry for more than 20 years where he held a variety of leadership roles, including Chief Operating Officer, President and Chief Executive Officer for privately held multiunit companies. Mr. Quezada has a Masters in Management from Tulane University and an MBA with an emphasis in Finance from Universidad Francisco Marroquin.

Additional Qualifications:

Mr. Quezada brings to the Board his executive leadership experience as President and Chief Operating Officer of the Company, along with over fifteen years of industry specific experience and over twenty-five years in leadership roles in the hospitality sector, enabling him to provide the Board with executive and operational experience and insight.

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CORPORATE GOVERNANCE

Board Leadership Structure

Carriage was founded with the Mission Statement to be the most professional, ethical and highest quality funeral and cemetery service organization in our industry, which we have shortened for communication purposes to Being The Best, and is achieved through alignment with our Five Guiding Principles:

•	Honesty, Integrity and Quality in All That We Do

•	Hard work, Pride of Accomplishment, and Shared Success Through Employee Ownership

•	Belief in the Power of People Through Individual Initiative and Teamwork

•	Outstanding Service and Profitability Go Hand-in-Hand

•	Growth of the Company Is Driven by Decentralization and Partnership

All of our directors, officers and employees must be aligned with these Five Guiding Principles to ensure outstanding execution of our three core models and all other elements and linkages of Carriage’s High Performance Culture Framework. While our commitment is to all Five Guiding Principles equally, there is a reason why the First Guiding Principle is the first of the five; because it is the foundation and cornerstone Guiding Principle upon which our Mission of Being The Best and other Four Guiding Principles are built upon.

At a high level, commitment to our Mission Statement and alignment with our Five Guiding Principles, together with a relentless focus to execute our Good To Great Concepts such as “First Who, Then What” and “Right People in the Right Seats”, is what drives our high performance operating results. Our Board understands the importance and uniqueness of these qualitative drivers of Carriage’s High Performance Culture as being critical towards our ability to execute sustainable, high performance quantitative results consistently over time through outstanding execution of our three core models. Our Board also fundamentally understands that the biggest continuing risk for the Company is that executive and senior leadership will not continue the evolution of our unique High Performance Culture ideas and concepts. Our continued success and effective risk management emanates from being highly selective about leadership of the Company and finding leaders who are aligned with our Five Guiding Principles and the idea of Carriage as a High Performance Culture Company. We utilize a 4E Leadership Model, initially developed by Jack Welch at General Electric and then tailored and evolved in our unique culture, to select and assess our leaders at all levels of the Company. 4E Leaders have a winning, entrepreneurial, competitive spirit and want to make a difference in Carriage’s sustainable high performance and reputation over time.

Melvin C. Payne, our co-founder and largest individual stockholder, is our CEO and Chairman of our Board. Our Board believes that it is in the best interest of Carriage and its stockholders for Mr. Payne to serve as both our CEO and Chairman of our Board, based upon Mr. Payne’s specific expertise, unique knowledge of the Company, passion and long-term vision for Carriage. This arrangement provides a clear, unified strategic vision and 4E Leadership approach for Carriage, ensures partnership and alignment between senior leadership and our Board, and enables the Company to continue its evolution as a High Performance Culture Company that just happens to be in the funeral and cemetery service business. Mr. Payne is also best positioned to lead our Board through reviews of key business and strategic issues and, most importantly, to lead the Board’s understanding of the linkage of Carriage’s unique High Performance Culture to the Company becoming recognized as a superior Consolidation, Operating and Value Creation investment platform.

Our Compensation Committee performs an annual evaluation of our CEO’s performance. As part of that annual evaluation and long-term planning, our Corporate Governance Committee is charged with evaluating the succession of our CEO. Mr. Payne agreed to an extension of his employment agreement on

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Corporate Governance

February 17, 2021, which will ensure his continued leadership as CEO through 2027. As part of a broader succession plan format, our Board, in coordination with our CEO, previously established a Strategic Vision and Principles Group (the “SVPG”) that is currently chaired by our CEO, along with Carlos Quezada, our President and Chief Operating Officer, Steve Metzger, our Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, and Kian Granmayeh, our Executive Vice President, Chief Financial Officer and Treasurer. As the Corporate Governance Committee continues to annually consider and discuss CEO succession planning, the Corporate Governance Committee believes the SVPG, as currently structured, allows Mr. Payne to allocate more of his time, passion and energy to mentoring, coaching, growing and developing these three key leaders who, together, represent our CEO’s succession plan for the future executive leadership of the Company. The Board also periodically reviews our leadership structure to determine if it is still appropriate in light of the Company’s specific circumstances and needs and any other relevant factors.

We also have the position of Lead Director, who is required to be qualified as independent and appointed by a majority of the independent directors. The Lead Director’s role is to lead and facilitate the function of our Board independently and to enhance the quality of our Board by facilitating their deeper understanding of Carriage’s High Performance Culture Framework. The Lead Director presides at the executive sessions of the independent directors during quarterly Board meetings. Donald D. Patteson, Jr. currently serves as our Lead Director.

Risk Oversight of the Board

We believe that the oversight function of our Board and its committees combined with active dialogue with senior leadership about effective risk management relative to continuously assessing for the “Right Who” leaders and the right quality of staff at all levels, provides our Company with the appropriate framework to help ensure effective risk oversight. There is a fundamental Board understanding that one of our biggest risk areas for the Company is not having or not hiring the right senior leadership in the future, and that hiring the wrong senior leadership, including and especially the CEO in case Mr. Payne was for some reason unable to fulfill his CEO responsibilities, could have a major negative impact on the nature of Carriage’s High Performance Culture.

Additionally, in executing this responsibility, our Board provides their oversight, including risk oversight and a significant amount of time is spent by our Board and committees, in conjunction with senior leadership, discussing how we identify, assess and manage our most significant risk exposures with respect to our Company, leadership and people. For example, during 2022, the Board was involved in regular discussions during operational and strategic reviews with the Company’s senior leadership, as well as discussions surrounding the programs, policies, processes and controls related to the Company’s financial activities and performance; controllership and financial reporting; executive officer development and evaluation; compliance with the Company’s Code of Business Conduct and Ethics; applicable laws and regulations; information technology; and internal audits. Our Board also relies on each of its committees to help administer its oversight duties for those areas which they have oversight responsibilities. For example, on February 22, 2023, our Board adopted revisions to the Company’s Code of Business Conduct and Ethics based on recommendations from the Audit Committee following its periodic review, which included, among other things, clarifying existing compliance requirements and expanding certain policies, including those related to bribery and kickbacks, antitrust, political activity and improper influence on auditors, all of which are reasonably designed to support the Company’s compliance with applicable rules and regulations and mitigate related compliance risks.

Director Qualification, Experience and Tenure

Our Corporate Governance Committee is responsible for reviewing the requisite skills and characteristics of new Board members as well as the composition of our Board with significant input from our senior leadership team. It is the position of our Corporate Governance Committee that, as a company of our size

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Corporate Governance

in the specialized field of death care, it is important for our directors to understand, support and align with our culture. Thus, we seek individuals who demonstrate the following characteristics or attributes to serve on our Board:

•	A deep, genuine belief, understanding and commitment to our Being The Best Mission Statement and Five Guiding Principles;

•

Business and investment savvy, including an owner-oriented attitude and conviction that we have evolved into a superior stockholder value creation investment platform and therefore represent a superior long-term investment opportunity; and

•	An ability to make a meaningful contribution and engagement to our Board’s oversight of all elements and linkages of our High Performance Culture Framework.

As a result, it is difficult to define what the perfect director candidate looks like. For Carriage, diversity of all kinds, including, but not limited to, experience, age, gender, ethnic background, skills, perspective and background are important contributing factors to effective decision-making. Thus, the Corporate Governance Committee believes it is in the best interest of Carriage to identify the best candidates for its board, cognizant of diversity in all forms and will continue to find ways to ensure that it is doing so.

While no director may serve on more than five other public company boards or on the audit committee for more than two other public company boards, we prefer candidates that are singularly focused on Carriage’s uniqueness and not on being a “Professional Board Member.” We currently have no established term limits or age restrictions, as we do not wish to risk losing the contribution of directors who have been able to develop an increasing insight and deep understanding into our unique High Performance Culture Framework.

We currently have six directors on our Board who each serve staggered three-year terms. Four directors are independent. The average age of all directors currently serving on our Board is 67 years. The average age of all independent directors is 67.8 years. The average tenure of all independent directors is 7.75 years.

Current Board Recruitment Focus

In 2023, we are committed to adding new talent to the Carriage Board and have already begun the process of identifying and talking with candidates. As the Company continues to evolve and mature, now is the right time to bring in fresh perspectives and dynamic thinking that can be additive to our future growth strategy. Our search is focused on individuals who demonstrate the three characteristics listed above, and we look forward to 2023 being a year during which our Board continues to evolve along with the Company.

Director Nomination Process

Our Corporate Governance Committee, with assistance from internal and external resources as the Corporate Governance Committee desires, identifies potential candidates for our Board based upon the criteria set forth above. Once a potential candidate is identified and the individual expresses a willingness to be considered for election to our Board, our Corporate Governance Committee and Mr. Payne will request information from the candidate, review the individual’s qualifications, and conduct one or more interviews with the candidate. When this process is complete, our Corporate Governance Committee tenders its recommendation to our full Board for consideration.

Our Corporate Governance Committee will also consider candidates recommended by stockholders in the same manner. A stockholder may recommend nominees for director by giving our Corporate Secretary a written notice not less than 90 days prior to the anniversary date of the immediately preceding Annual Meeting. For our 2024 Annual Meeting of Stockholders, the deadline will be February 16, 2024, based upon this year’s meeting occurring on May 16, 2023. The notice must include the name and address of the stockholder giving notice and the number of shares of Common Stock beneficially owned by the stockholder, as well as the nominee’s full name, age, business address, principal occupation or employment, the number of shares of Common Stock that the nominee beneficially owns, any other information about the nominee that must be disclosed in proxy solicitations under Regulation 14A of the Securities Exchange Act

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Corporate Governance

of 1934, as amended (the “Exchange Act”), and the nominee’s written consent to the nomination and to serve, if elected.

Organization and Committees of Our Board

All members of the Board are strongly encouraged to attend each meeting of the Board and meetings of the Board committees on which they serve, as well as our Annual Meeting. Our Board held five (5) regularly scheduled meetings and acted by unanimous written consent seven (7) additional times during calendar year 2022. During this period each of our then current Board members attended all of the meetings of our Board. In addition, each year we hold the Annual Meeting on the same day as our Board and committee meetings such that all directors may attend the Annual Meeting. All of our then current directors attended the 2022 Annual Meeting of Stockholders.

Our Board has a Compensation, Audit and Corporate Governance Committee. The current members of each committee as of the Record Date are identified in the table below. Each of these committees has its own charter, and a copy of the current version is available on our website at www.carriageservices.com. The functions of each committee and the number of meetings held during 2022 are described below.

Director	Compensation	Audit	Corporate Governance

Melvin C. Payne(*)	—	—	—

Barry K. Fingerhut(I)	Chairman	X	X

Douglas B. Meehan(I)	X	X	X

Dr. Achille Messac(I)	X	X	Chairman

Donald D. Patteson, Jr.(I)(L)	X	Chairman	X

Carlos R. Quezada(*)	—	—	—
(*)	Neither Mr. Payne nor Mr. Quezada is independent as CEO, and President and Chief Operating Officer of the Company, respectively.
(I)	Independent Director.
(L)	Lead Director.

Compensation Committee

Our Compensation Committee’s principal functions and responsibilities are to:

•	review, evaluate and approve our executive officer compensation plans, policies and programs;

•	recommend to our Board non-employee director compensation plans, policies and programs;

•	produce the Compensation Committee Report on executive compensation for inclusion in our proxy statement for our Annual Meeting of Stockholders;

•	administer, review and approve grants under our stock incentive plans; and

•	perform such other functions as our Board may assign from time to time.

Generally, our Board has charged our Compensation Committee with the overall responsibility for establishing, implementing and monitoring the compensation for our executive officers and senior leadership team. Executive compensation matters are presented to the Compensation Committee in a variety of ways, including: (1) at the request of our Compensation Committee Chairman or two or more members of the Compensation Committee or two members of our Board, (2) in accordance with our Compensation Committee’s agenda, which is reviewed by our Compensation Committee members and other directors on an annual basis, (3) by our CEO or (4) by our Compensation Committee’s outside compensation consultant, if a consultant is engaged by our Compensation Committee.

To the extent permitted by applicable law, our Compensation Committee may delegate some or all of its authority under its charter to its chairman, any one of its members, or any subcommittees it may form when it deems such action appropriate. Mr. Payne, as our Chairman of the Board and CEO, makes recommendations on compensation decisions for those other than himself based on the individual

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Corporate Governance

performance of each executive officer or senior leader and the Company’s overall performance. Management’s role in determining executive compensation includes:

•

developing, summarizing and presenting compensation information and analysis to enable our Compensation Committee to execute its responsibilities, as well as addressing specific requests for information from our Compensation Committee;

•

developing recommendations for individual executive officer and senior leadership bonus plans for consideration by our Compensation Committee and reporting to our Compensation Committee regarding achievement against the bonus plans;

•	preparing long-term incentive award recommendations for our Compensation Committee’s approval; and

•	attending our Compensation Committee’s meetings as requested in order to provide additional information, respond to questions and otherwise assist our Compensation Committee.

Our Compensation Committee makes all final decisions regarding executive officer compensation.

Our Compensation Committee held five (5) regularly scheduled meetings during 2022 and acted by unanimous written consent one (1) additional time. Each of our then current members of the Compensation Committee was present at all meetings. Our Board has determined that all of the members of the committee are independent under the listing standards of the NYSE and the rules of the SEC. Each of the members of the committee is considered to be a “non-employee director” under Rule 16b-3 of the Exchange Act, and an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Audit Committee

Our Audit Committee’s principal functions and responsibilities are to:

•	assist our Board in fulfilling its oversight responsibilities regarding the:

•	integrity of our financial statements and financial reporting process, and our systems of internal accounting and financial controls;

•

qualifications and independence of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other review or attestation services for Carriage;

•	performance of our internal audit function and independent auditors;

•	whistleblower hotline and associated reporting procedures; and

•	compliance by Carriage with legal and regulatory requirements.

•	perform such other functions as our Board may assign to our Audit Committee from time to time.

In connection with these purposes, our Audit Committee annually selects, engages and evaluates the performance and ongoing qualifications of, and determines the compensation for, our independent registered public accounting firm and confirms its independence. The Audit Committee also reviews our annual and quarterly financial statements and meets with our management and independent registered public accounting firm regarding the adequacy of our financial controls and our compliance with legal, tax and regulatory matters and significant internal policies.

Our Audit Committee held five (5) regularly scheduled meetings during 2022 and did not act by unanimous written consent. Each of our then current members of the Audit Committee was present at all meetings. All members of our Audit Committee are independent as defined in the NYSE’s listing standards and by Rule 10A-3 promulgated under the Exchange Act. Our Board has determined that each member of our Audit Committee is financially literate and that Mr. Patteson has the necessary accounting and financial expertise to serve as Chairman. Our Board has also determined that Mr. Patteson is an “audit committee financial expert” following a determination that he met the criteria for such designation under the SEC’s rules and regulations. See the “Audit Committee Report” on page 52 for additional information regarding our Audit Committee.

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Corporate Governance

Corporate Governance Committee

Our Corporate Governance Committee’s principal functions and responsibilities are to:

•	assist our Board by identifying individuals qualified to become Board members, and to recommend to our Board the director nominees for the next Annual Meeting of Stockholders;

•	assist our Board with succession planning for our CEO and other members of the Executive Leadership Team;

•	lead our Board in its annual review of the performance of our Board and its committees;

•	review the Company’s compliance programs, including, but not limited to, the Code of Business Conduct and Ethics and the Insider Trading and Anti-Hedging Policy; and

•	perform such other functions as our Board may assign to our Corporate Governance Committee from time to time.

Our Corporate Governance Committee held one (1) regularly scheduled meeting during 2022 and did not act by unanimous written consent. Each of our then current members of the Audit Committee was present at all meetings.

Director Independence

In accordance with applicable laws, regulations, our Corporate Governance Guidelines, and the rules of the NYSE, our Board must affirmatively determine the independence of each director and director nominee. Accordingly, our Board determined that Messrs. Fingerhut, Meehan, Messac, and Patteson do not have a material relationship with Carriage (either directly or as a partner, stockholder or officer of an organization that has a material relationship with Carriage) and are “independent” as defined under the NYSE’s listing standards and by the SEC under Item 407(a) of Regulation S-K.

Neither Mr. Payne nor Mr. Quezada is independent because each is an employee of Carriage and currently serve as our CEO, and President and Chief Operating Officer, respectively.

Board’s Interaction with Stockholders

Our CEO and Executive Leadership Team are responsible for establishing effective communication with our stockholders. Independent directors are not precluded from meeting with stockholders, but where appropriate, our CEO or other members of our Executive Leadership Team should be present at such meetings.

Stockholders and other interested parties may contact any member of our Board or any of its committees by addressing any correspondence in care of Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056; Attn: Corporate Secretary. In the case of communications addressed to the independent directors, our Corporate Secretary will send appropriate stockholder communications to the Lead Director. In the case of communications addressed to a committee of our Board, our Corporate Secretary will send appropriate stockholder communications to the Chairman of such committee.

Annual Evaluations

In accordance with our Corporate Governance Guidelines, our Board members perform annual self-evaluations. These self-evaluations are conducted through written questionnaires circulated typically in January prior to the first regularly scheduled meeting of the Board. At the first regularly scheduled Board meeting before the Annual Meeting of Stockholders, detailed results of the self-evaluations are provided to the Corporate Governance Committee Chairman and discussed at the Board meeting.

Corporate Governance Guidelines, Business Conduct and Ethics

We are committed to integrity, reliability and transparency in our disclosures to the public, all characteristics consistent with our First Guiding Principle, “Honesty, Integrity and Quality in All That We Do.” To evidence this commitment, our Board has adopted charters for its committees, Corporate Governance Guidelines and a Code of Business Conduct and Ethics. These documents provide the framework for our corporate governance. Our Code of Business Conduct and Ethics requires that all of our

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Corporate Governance

directors, officers and employees must be in alignment with our Five Guiding Principles to achieve our Mission Statement of being the most professional, ethical and highest quality service organization in the funeral and cemetery industry.

A complete copy of the current version of each of these documents is accessible through our website at www.carriageservices.com or you may receive copies free of charge by writing to us at Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056, Attn: Corporate Secretary.

Compensation Committee Interlocks and Insider Participation

During 2022, Messrs. Fingerhut, Meehan, Messac, and Patteson served on our Compensation Committee. None of Messrs. Fingerhut, Meehan, Messac, or Patteson at any time have been an officer or employee of our Company nor had any substantial business dealings with us that would require disclosure in accordance with our Related Party Transactions Review Policy. Prior to his resignation from the Board on May 17, 2022, Mr. Leibman also served on our Compensation Committee and has not been an officer or employee of our Company nor had any substantial business dealings with us that would require disclosure in accordance with our Related Party Transactions Review Policy.

None of our Named Executive Officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or our Compensation Committee.

2023 Proxy Statement        17

The Carriage High Performance Culture

Our Commitment to an Empowered and Enduring Company, Culture, and Partnership with our Communities

At Carriage, we focus on empowering people to make thoughtful and broadly meaningful decisions throughout our Company and within our community. Our focus when it comes to building and continuously developing a company and culture of empowered leaders has been, and always will be, people.

Investment in People

We are focused on Being The Best in our industry and, as a result, everything begins with our employees. We empower our team to make decisions that will have a positive and lasting impact, not only on the client families who we are privileged to serve, but also within our communities, ultimately resulting in long term value for our shareholders. In order to equip, position and motivate our employees to make these important, and often local decisions, we are intentional in creating a culture driven by both High Performance and our Five Guiding Principles, both of which have served as the foundation for Carriage for more than 30 years. We have written extensively over the years about our unique culture and encourage our shareholders to review prior releases for greater insight.

In combination with this focus on culture, we also invest holistically in our employees, from education and development (e.g. health and safety training, tuition reimbursement programs, etc.) to financial wellness (e.g. an employee stock purchase plan, 401k Plan with a company match, etc.) to an overall focus on physical and mental wellness (free biometric screenings resulting in discounts on health insurance, discounts on gym memberships, an employee assistance program, etc.). Last year, we welcomed the addition of Carriage’s first ever “Wellness Committee” which is comprised of a number of Carriage employees who have a passion for, and are focused on, continuing to build upon a program of enhanced and broad wellness opportunities for our approximately 2,500 employees. During 2022, the Wellness Committee actively engaged our employees through a variety of beneficial programs and activities, including, for example, presenting several lunch and learns on health and wellness topics, leading several community involvement events, and hosted a health fair and family day. Based on the feedback from our attending employees, all of these programs were positively received and we expect to build on this momentum during 2023 as we continuously explore further opportunities to invest in the education, development and well-being of our most important asset – our people.

People Driven Purpose

Our focus on people and culture begins with our employees who then lead the service provided to our client families along with our partnership with the numerous communities of which we are a part. As it relates to our focus on partnership with our client families and our communities, our businesses are intimately involved with their respective communities at a local level. We encourage any shareholder who would like to learn more about the unique relationships between our businesses and their local communities to reach out to one of our Managing Partners.

At a broader level of support and engagement, “Carriage Cares” is our 501(c)(3) non-profit organization which is overseen by a committee of employees. While currently entirely funded by our employees, Carriage Cares was initially established years ago to support fellow employees who were adversely impacted by natural disasters. The purpose and reach of Carriage Cares has since grown through the passion of its committee members who have worked together to expand our fundraising focus in an effort to identify opportunities within the various communities across the country for our businesses to give back, not only with financial contributions to support local charitable causes, but also through “roll up our sleeves”

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The Carriage Connection

volunteer opportunities. During 2022, Carriage Cares’ community initiatives included support for Special Olympics, the Boys and Girls Clubs of Greater Houston and various school supply drives in the communities we serve, donating over $5,000 worth of supply-filled backpacks. We are extremely proud of our Carriage Cares team and their employee-led projects, all of which reflects our “People Driven Purpose” culture.

First Who Then What

As it relates to our focus on people, we also believe diversity is a key component to our success and can be found in a number of areas, including thought, gender, race, ethnicity, age and life experience, among many other areas. Diversity, in all senses of the word, within Carriage continues to expand. For example, within our decentralized owner/operator model, our entrepreneurial Managing Partners who lead our businesses are our most critical leaders. Over the course of the past six years, we have seen the number of women serving in our Managing Partner roles steadily increase each year. More specifically, the number of women leading our businesses has nearly doubled during this short time. For 2022, we continued this trend and we now have thirty-three (33) women serving as Managing Partner for our businesses. Notably, certain of our top producing Sales Managers are women and our most recent addition to our senior leadership team overseeing operations is a woman.

Managing Partners Diversity

106% increase of Female Managing Partners since 2017
⬛ Women

Among our Support Center Team of 118 employees, as of December 31, 2022, fifty percent (50%) are women and sixty percent (60%) are racial or ethnic minorities. We are also proud to employ a team of more seasoned employees, with an average age of 54 across all of our businesses.

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The Carriage Connection

It is important to note that none of these numbers are driven by quotas or a “check the box” approach to diversity. These figures are entirely organic and the result of a High Performance Culture where we will always seek out the very best talent, regardless of gender, race or age. Rather than be directed by those outside of our Company to look for candidates who fit a particular profile, we will continue to focus on recruiting the very best talent that, in our experience, naturally leads to a broadly diverse High Performance Team.

With that said, it is our thought diversity of which we are most proud and focused. From our businesses to our Support Center, we encourage our employees to be independent thinkers and drive thoughtful decision-making supported by both data and creativity. We do not subscribe to a “playbook” approach that should be followed by every business, but rather an encouragement to know your employees, customers, and your community and then build a customized approach that best serves those unique stakeholders. One size most certainly does not fit all at Carriage.

The Right Who’s Making the Right Decisions

We believe that when you empower The Right Who to make decisions rather than force outside initiatives down, you will see positive and lasting results occur organically. For example, as it relates to environmental matters, as our businesses are updated or remodeled, or where we expand our business, we empower our Managing Partners to use energy-efficient lighting, heating, and cooling at their businesses. Managing Partners also have the autonomy to add electric vehicles to their fleets or implement other programs that demonstrate our commitment to operating our businesses in a sustainable manner. A perfect example of this empowerment includes our Las Vegas, NV businesses’ “Memories Taking Root” program recently offered to the families we serve in that community. On behalf of each family we serve at those businesses, we make a donation to the U.S. Forest Service’s Plant-A-Tree program, with tree seedlings planted in our National Forests. To date, we have made donations to the Plant-A-Tree program that supports planting approximately 260 trees in our National Forests. We are grateful to offer our families in Las Vegas, NV this positive way to commemorate loved ones while creating a beneficial and lasting impact on our environment, a program we may consider expanding in the future to more of our businesses across the country.

Additionally, we partner with and support our Managing Partners and the businesses they lead from our Support Center, which occupies approximately 48,000 square feet of leased office space in Houston, Texas. The home of our Support Center has obtained a LEED Silver Certification, an ENERGY STAR Certified score of 94 and was a MetLife ESG Challenge Award Winner in 2020.

Moreover, we operate cemeteries across several states that have been challenged in recent years by drought and other water usage issues, such as California, Nevada and Idaho. While we have a duty to perpetually maintain and irrigate these cemeteries, our Managing Partners are sensitive to water issues affecting their local communities. As part of an effort to lessen our impact on municipal water sources in those communities, along with being good community partners, we use, where available, water resources drawn from on-site wells or reclaimed water sources for our cemetery maintenance, irrigation and other activities, as opposed to utilizing municipal or other resource-constrained water sources. As of the date of this Proxy Statement, seventeen (17) of our thirty-two (32) cemeteries (or ~53%) utilized on-site wells or reclaimed water sources for our cemetery maintenance, irrigation and other activities, with one cemetery in the process of completing an on-site well.

53% of our cemeteries utilized on-site wells or reclaimed water sources for our cemetery maintenance, irrigation and other activities

We believe our decentralized approach to operating our businesses leads to not only growth in local markets, but shows our commitment to being good community partners, along with demonstrating the

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The Carriage Connection

difference our people and businesses can make in the communities they serve, environmental or otherwise, particularly when they are empowered to lead and customize these local approaches.

Experienced Leadership & Continuous Education, Growth and Improvement

Leading this “First Who, Then What” approach to culture and decision-making is our Management Team and Board of Directors who each bring a unique background and set of skills that have contributed to the Company’s transformation, turnaround, and High Performance over the past several years. When it comes to governance, we believe “good governance” begins with a strong team who have worked together to build a proven track record of performance.

As part of our Board’s strategic and risk oversight, the Board continually assesses whether changes to our corporate governance policies and practices are appropriate with regular reviews and updates to not only those policies, but also to our by-laws and committee charters. Our Board is also encouraged to continuously learn and grow through various avenues, including customized questionnaires and discussions surrounding key hypotheticals involving the Company’s future, invitations to attend our regular operations leadership calls to learn more about what is driving performance, as well as educational opportunities both presented during Board and Committee meetings, as well as support to gain additional education outside of meetings.

We encourage our shareholders to take the time to learn more about the unique background of each individual member of the Company’s Management Team and Board of Directors to better understand these individuals, their stories, and the impact he or she has had on Carriage’s High Performance Culture.

2023 Proxy Statement        21

DIRECTOR COMPENSATION

General

We compensate our non-employee directors through cash payments or unrestricted shares of Common Stock, as elected by the Board member, including retainers. Our Director Compensation Policy provides the following:

Annual Retainer(1)

Board – Independent Director	$140,000

Board – Lead Director(2)	$ 10,000

Audit Committee

Chair	$ 10,000

Member	$ —

Compensation Committee

Chair	$ 5,000

Member	$ —

Corporate Governance Committee

Chair	$ 5,000

Member	$ —
(1)	Paid on a quarterly basis in either cash or Common Stock. Retainers are not paid to employee directors.
(2)	The Lead Director receives this annual retainer in addition to the retainer paid to other Independent Directors.

Our Director Compensation Policy provides the option for any director to elect to receive their annual retainer, which is paid in quarterly installments, in unrestricted shares of our Common Stock by providing to us written notice. The number of shares of such Common Stock is determined by dividing the cash amount of the retainer by the closing price of our Common Stock on the date of grant, which shall be the last business day of each quarter. Such Common Stock vests immediately upon grant. Any written notice to receive the retainer in Common Stock shall remain in effect until notice otherwise is made in writing.

Our Director Compensation Policy also provides that any new independent director will receive a grant of $25,000 (in addition to the independent director annual retainer prorated at the time the new director is admitted to the Board) upon appointment or election to the Board, which can be taken in cash or unrestricted shares of our Common Stock. The number of shares of such Common Stock will be determined by dividing the cash amount by the closing price of our Common Stock on the date of grant, which will be the date of appointment to the Board. Pursuant to our Director Compensation Policy any such new director grant vests immediately.

Our Director Compensation Policy further provides that our employee directors are not separately compensated for their service as directors.

22        Carriage Services

Director Compensation

Director Compensation Table

The following table sets forth a summary of the compensation we paid to our non-employee directors in 2022:

Name	Fees Paid in Cash	Fee Paid in Stock(3)	Stock Awards	Total

Barry K. Fingerhut	$ 72,574	$ 72,426	$ —	$145,000

Bryan D. Leibman(1)	$ 19,023	$ 37,845	$ —	$ 56,868

Donald D. Patteson, Jr.(2)	$136,244	$ 19,965	$ —	$156,209

Douglas B. Meehan	$ 78	$139,922	$ —	$140,000

Dr. Achille Messac	$ 161	$144,839	$ —	$145,000
(1)	Reflects compensation paid to Mr. Leibman through May 17, 2022, the effective date of his resignation as a member of the Board.
(2)	Reflects the prorated compensation paid to Mr. Patteson upon being appointed lead director, which was effective as of May 17, 2022.
(3)

Reflects the aggregate fair value of the unrestricted shares of Common Stock issued as payment for the quarterly retainers. The fair value is based on the closing stock price on the last trading day of the respective period as follows:

	Barry K. Fingerhut	Bryan D. Leibman	Donald D. Patteson, Jr.	Douglas B. Meehan	Dr. Achille Messac

March 31, 2022

Number of shares	679	468	187	656	679

Stock price	$53.33	$53.33	$53.33	$53.33	$53.33

June 30, 2022

Number of shares	—	325	252	882	913

Stock price	$39.65	$39.65	$39.65	$39.65	$39.65

September 30, 2022

Number of shares	—	—	—	1,088	1,126

Stock price	$32.16	$32.16	$32.16	$32.16	$32.16

December 31, 2022

Number of shares	1,315	—	—	1,270	1,315

Stock price	$27.54	$27.54	$27.54	$27.54	$27.54

2023 Proxy Statement        23

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

Stock Ownership of Management

The following table sets forth, as of March 17, 2023, the number of shares beneficially owned and the percentage of the Common Stock held by: (1) each of our directors and director nominees, (2) our Principal Executive Officer and Principal Financial Officer, (3) our other executive officers named in the Summary Compensation Table set forth under “Executive Compensation,” and (4) all our current executive officers and directors as a group. Under the rules of the SEC, on any day, a person is deemed to own beneficially all securities as to which that person owns or shares voting or investment power, as well as all securities which such person may acquire within 60 days of such date through the exercise of currently available conversion rights or options. Except as otherwise stated in the notes to the table, each person named in the table below has sole voting and investment power with respect to the shares indicated.

Beneficial Owner	Common Stock	Stock Options(1)	Number of Shares Beneficially Owned	Percent of Common Stock

Melvin C. Payne(2)(3)	1,260,285	342,071	1,602,356	10.7%

Shawn R. Phillips(4)	113,565	88,484	202,049	1.4%

Paul D. Elliott(5)	39,629	96,084	135,713	*

Peggy Schappaugh	26,741	29,074	55,815	*

Steven D. Metzger	22,038	25,716	47,754	*

Carlos R. Quezada	25,184	33,809	58,993	*

Shane T. Pudenz	5,869	6,374	12,243	*

Rob P. Franch	7,260	—	7,260	*

Robbie W. Pape	7,260	—	7,260	*

L. Kian Granmayeh	15,000	—	15,000	*

Donald D. Patteson, Jr.(6)	64,414	—	64,414	*

Barry K. Fingerhut	26,480	—	26,480	*

Douglas B. Meehan(7)	25,317	—	25,317	*

Dr. Achille Messac	11,598	—	11,598	*

All current directors and executive officers as a group (14 persons)	1,650,640	621,612	2,272,252	12.1%

*	Indicates less than 1%.
(1)

The ownership of stock options shown in the table includes shares of Common Stock which may be acquired within 60 days upon the exercise of outstanding stock options granted under our stock option plans. For unexercisable stock options, see “Executive Compensation – Outstanding Equity Awards at Fiscal Year-End” in this Proxy Statement.

(2)

Mr. Payne’s holdings include 4,164 shares of Common Stock held in an Annuity Trust for Mr. Payne’s benefit, 4,164 shares of Common Stock held in an Annuity Trust for Mr. Payne’s spouse’s benefit and 24,354 shares of Common Stock held by Mr. Payne’s spouse.

(3)	Mr. Payne has 574,427 shares of Common Stock in a taxable brokerage account, which was opened in October 2012, against which there is a margin line of credit limit of approximately $8.5 million.
(4)	Mr. Phillips has 61,842 shares of Common Stock pledged as collateral.
(5)	Mr. Elliott’s holdings include 6,029 shares of Common Stock held jointly by himself and his spouse. He also has 2,000 shares of Common Stock pledged against a margin account.
(6)	Mr. Patteson’s holdings include 1,000 shares of Common Stock held jointly by himself and his spouse.
(7)	Mr. Meehan’s holdings include 19,375 shares of Common Stock held jointly by himself and his spouse.

24        Carriage Services

Security Ownership of Directors, Executive Officers and Certain Beneficial Owners

Stock Ownership of Certain Beneficial Owners

As of March 17, 2023, the persons named below were, to our knowledge, the only beneficial owners of more than 5% of our outstanding Common Stock, determined in accordance with Rule 13d-3 of the Exchange Act, other than directors and executive officers whose beneficial ownership is described in the previous table.

Beneficial Owner	Number of Shares Beneficially Owned	Percent of Common Stock

Ameriprise Financial, Inc.(1) 145 Ameriprise Financial Center Minneapolis, MN 55474	1,091,973	7.3%

BlackRock Inc.(2) 55 East 52nd Street New York, NY 10055	989,029	6.6%

Dimensional Fund Advisors LP(3) 6300 Bee Cave Road Building One Austin, TX 78746	917,122	6.1%

The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	876,627	5.9%

Renaissance Technologies(5) 800 Third Avenue New York, New York 10022	740,000	5.0%

(1)	Based solely on Schedule 13G/A filed with the SEC on February 14, 2023. Ameriprise Financial, Inc. has shared voting power as to 1,091,673 shares and shared dispositive power as to 1,091,973 shares.
(2)	Based solely on Schedule 13G/A filed with the SEC on February 1, 2023. BlackRock Inc. has sole voting power as to 972,979 shares and sole dispositive power as to 989,029 shares.
(3)	Based solely on Schedule 13G/A filed with the SEC on February 10, 2023. Dimensional Fund Advisors LP has sole voting power as to 902,816 shares and sole dispositive power as to 917,122 shares.
(4)

Based solely on Schedule 13G/A filed with the SEC on February 9, 2023. The Vanguard Group has shared voting power as to 23,131 shares, shared dispositive power as to 33,963 shares and sole dispositive power as to 842,664 shares.

(5)	Based solely on Schedule 13G/A filed with the SEC on February 13, 2023. Renaissance Technologies has sole voting power as to 652,500 shares and sole dispositive power as to 740,000 shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC and the NYSE reports of ownership and changes in ownership of Common Stock and other of our equity securities on Forms 3, 4, and 5, and to furnish us with copies of all Forms 3, 4, and 5 they file.

The Company believes, based solely on our review of the copies of such forms and written representations from reporting persons, that all filings required to be made under Section 16(a) of the Exchange Act were timely made for the fiscal year ended December 31, 2022, except for the following instance:

•

On February 14, 2023, a Form 5 was filed for Mr. Douglas B. Meehan to report an open market purchase transaction of 3,600 shares of Common Stock that occurred on December 30, 2022, which should have been filed and reported on a Form 4 at the time the transaction occurred (as amended by a Form 5/A filed on February 14, 2023 to correct the transaction code).

2023 Proxy Statement        25

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors (the “Compensation Committee”) of Carriage Services, Inc. (“Carriage”) has reviewed and discussed Carriage’s Compensation Discussion and Analysis with Carriage management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors of Carriage that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Compensation Committee

Barry K. Fingerhut, Chairman

Douglas B. Meehan

Dr. Achille Messac

Donald D. Patteson, Jr.

April 3, 2023

26        Carriage Services

EXECUTIVE MANAGEMENT

The following table sets forth the name, age and title of our Executive Officers as of the date of this Proxy Statement. Our Executive Officers serve at the discretion of our Board. There are no family relationships between any of our directors and our Executive Officers. In addition, there are no arrangements or understandings between any of our Executive Officers and any other person pursuant to which any person was selected as an executive officer.

The Executive Officers of the Company are as follows:

Name	Age	Title
Melvin C. Payne	80	CEO & Chairman of the Board (Principal Executive Officer)
Carlos R. Quezada	52	President & Chief Operating Officer
L. Kian Granmayeh	44	Executive Vice President, Chief Financial Officer & Treasurer (Principal Financial Officer)
Steven D. Metzger	45	Executive Vice President, Chief Administrative Officer, General Counsel & Secretary
Paul D. Elliott	62	Senior Vice President & Regional Partner
Rob P. Franch	49	Chief Information Officer
Robbie W. Pape	58	Senior Vice President & Regional Partner
Shawn R. Phillips	60	Senior Vice President & Regional Partner
Shane T. Pudenz	33	Senior Vice President of Cemetery Sales & Marketing
Peggy Schappaugh	48	Senior Vice President of Operations & Acquisitions Analysis

The biographical information for Messrs. Payne and Quezada is located under “Proposal No. 1: Election of Class III Directors – Continuing Directors.”

L. Kian Granmayeh Age: 44

L. Kian Granmayeh joined Carriage in March 2023 and serves as our Executive Vice President, Chief Financial Officer and Treasurer. Prior to joining Carriage, Mr. Granmayeh served as Executive Vice President and Chief Financial Officer for Tellurian, Inc. from March 2020 to February 2023. Previously, Mr. Granmayeh also served as Tellurian, Inc.’s Director of Investor Relations from August 2019 to March 2020, Director of Special Projects from July 2019 to August 2019 and as a consultant to the Chief Financial Officer from January 2019 to June 2019. Prior to joining Tellurian, Mr. Granmayeh worked at Apache Corporation where he served as a Manager in the Investor Relations and Strategic Planning groups from May 2014 to February 2018. Prior to Apache Corporation, Mr. Granmayeh served as a Vice President, and earlier as an Associate, at Lazard Freres & Co. in their oil and gas investment banking group. Mr. Granmayeh holds a B.A. in Neuroscience & Behavior from Columbia University and an M.B.A. from Rice University.

2023 Proxy Statement        27

Executive Management

Steven D. Metzger Age: 45

Steven D. Metzger joined Carriage in May 2018 and serves as our Executive Vice President, Chief Administrative Officer, General Counsel & Secretary. Prior to joining Carriage, Mr. Metzger served as Senior Vice President, General Counsel and Secretary for a publicly traded company in the restaurant industry. Prior to that, he spent seven years with SCI where he served in various leadership roles including Managing Counsel for the Legal Department and Chief Compliance Officer for SCI’s registered investment advisor. Mr. Metzger began his career as a litigator at a Houston law firm and received both his BA in Government and his Juris Doctorate from the University of Texas at Austin.

Paul D. Elliott Age: 62

Paul D. Elliott joined Carriage in September 2012 as our Regional Partner – West and was promoted to Senior Vice President in February 2017. Prior to joining Carriage, Mr. Elliott served as a Managing Director for SCI. From February 1995 to August 2012, Mr. Elliott held various management roles in sales and operations within SCI. From September 1984 to December 1994, Mr. Elliott was a partner in his family’s funeral home in Kansas. Mr. Elliott is a graduate of the University of Kansas and the Dallas Institute of Funeral Service.

Rob P. Franch Age: 49

Rob P. Franch serves as our Chief Information Officer and joined Carriage in April 2022. Prior to joining Carriage, Mr. Franch served as the Chief Technology Officer for Cushman & Wakefield from 2014 to 2022, where he led the Application, Infrastructure and Collaboration delivery to over 48,000 colleagues across 60 countries. Mr. Franch has also held previous senior leadership roles for AON Corporation, Bank of America, and LaSalle Bank. Mr. Franch is a graduate of the University of Iowa.

Robbie W. Pape Age: 58

Robbie W. Pape joined Carriage in September 2022 and serves as our Senior Vice President and Regional Partner – East. Prior to joining Carriage, Ms. Pape served as Assistant Vice President, Service & Support for SCI from September 2019 through September 2022. From February 2012 to September 2019, Ms. Pape served as Senior Managing Director for SCI. She began working for SCI in November, 1991. Ms. Pape received a BBA in Marketing and Information Systems from Baylor University.

28        Carriage Services

Executive Management

Shawn R. Phillips Age: 60

Shawn R. Phillips joined Carriage in September 2007 and serves as our Senior Vice President and Regional Partner. He had previously served as our Regional Partner – West from 2007 to 2011 and currently serves as our Regional Partner – Central. Prior to joining Carriage, Mr. Phillips served from 1983 to 2007 in various leadership and operational roles with other publicly traded funeral and cemetery service companies. From 1979 to 1983, Mr. Phillips worked for an independent funeral operator. Mr. Phillips is a licensed Funeral Director and Embalmer and a graduate of the Mortuary Science Program at Cypress College.

Shane T. Pudenz Age: 33

Shane T. Pudenz serves as our Senior Vice President of Sales and Marketing and joined Carriage in October of 2020. Prior to his recent promotion, he had previously served as our Vice President of Sales and Marketing from 2020 to 2023. Prior to joining Carriage in 2020, Mr. Pudenz worked in several sales leadership roles at SCI from 2012 to 2020. Mr. Pudenz has a Bachelor’s Degree in Mass Communications from Grandview University.

Peggy Schappaugh Age: 48

Peggy Schappaugh serves as our Senior Vice President of Operations and Acquisition Analysis and joined Carriage in August 2003 as an Operations Analyst. Prior to her most recent promotion, she previously served as our Vice President of Operations and Acquisition Analysis from 2020 to 2023 and served as Director of Operations and Acquisition Analysis from 2018 to 2020. Mrs. Schappaugh has also served in other operationally focused roles within Carriage. Prior to joining Carriage, Mrs. Schappaugh served as an accountant at a publicly traded oil and gas company. Mrs. Schappaugh is a CPA and possesses a BBA in Accounting from Texas A&M University in College Station.

2023 Proxy Statement        29

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes in detail the compensation paid to our Named Executive Officers (“NEOs”) listed in the Summary Compensation Table. This section is designed to provide our stockholders with insight into, and an understanding of, our compensation programs and practices, along with the decision-making process as it relates to the compensation of our NEOs.

For 2022, our NEOs were:

Name	Title

Melvin C. Payne	CEO & Chairman of the Board (Principal Executive Officer)

Carlos R. Quezada	President and Chief Operating Officer

C. Benjamin Brink(1)	Executive Vice President, Chief Financial Officer & Treasurer (Principal Financial Officer)

Steven D. Metzger	Executive Vice President, Chief Administrative Officer, General Counsel & Secretary

Shawn R. Phillips	Senior Vice President & Regional Partner

(1)	Mr. Brink resigned from his position as the Company’s Executive Vice President, Chief Financial Officer & Treasurer (Principal Financial Officer) effective January 2, 2023.

Our compensation program for our NEOs is unique to our Company as it is driven by our High Performance Culture. In order to better understand the decisions regarding our executive compensation program, a brief look into Carriage’s history and our High Performance Culture is beneficial.

Our Mission Statement states that we are committed to being the most professional, ethical, and highest quality funeral and cemetery service organization in our industry, or simply stated, Being The Best, and has not changed since its inception in 1991, and neither have our Five Guiding Principles:

•	Honesty, Integrity and Quality in All That We Do

•	Hard work, Pride of Accomplishment, and Shared Success Through Employee Ownership

•	Belief in the Power of People Through Individual Initiative and Teamwork

•	Outstanding Service and Profitability Go Hand-in-Hand

•	Growth of the Company Is Driven by Decentralization and Partnership

We are on a Good To Great Journey that will never end. In order to be great, the journey must be one of learning, adapting to change, and continuous improvement. What we have learned over the years, is that from 1991 to 2003, we were not aligned with our own Guiding Principles when we employed a “budget and control,” top-down management model for operating and consolidating the highly fragmented funeral and cemetery industry. Even after implementing a High Performance Standards Operating Model in 2004, our learning journey continued as we worked to improve how we operated our businesses within this model.

Our Good To Great Journey of learning and improvement continues. Properly aligned, we always find ourselves returning to the Good To Great concepts of “First Who, Then What,” “Right People on the bus in the Right Seats (and the wrong people off the bus),” and the “Flywheel Effect,” as they remind us and reaffirm for us each and every time that the achieved quantitative results are not sustainable without the bedrock establishment of these qualitative Good To Great ideas that are deeply rooted in our High Performance Culture.

30        Carriage Services

Compensation Discussion and Analysis

Our compensation program is aligned with our Mission Statement, Five Guiding Principles and Good To Great concepts driving our High Performance Culture, beginning with how we think, the unique language we use internally, and leading directly to the actions we take. The key is first accepting and understanding that our Standards Operating Model is leadership-based (as opposed to the management focus required in a top-down, budget and control model). Much of our success emanates from being highly selective about leadership of the Company at all levels. We cannot stress enough that high performance quantitative results are not sustainable without establishing the qualitative foundation of the High Performance Culture first. We utilize a 4E Leadership Model (Energy, Energize Others, Edge, Execute), initially developed by Jack Welch at General Electric, but tailored and evolved specifically to Carriage’s needs and culture, to select and continuously assess our leaders. Our compensation practices support and reinforce our ability to attract, retain and motivate these leaders.

4E Leaders have an entrepreneurial, winning, competitive spirit and want to make a difference in our High Performance Culture and enrich our reputation within the funeral and cemetery industry. 4E Leaders are motivated by the recognition and rewards related to the achievement of our Being The Best Standards. We expect our leaders to produce superior results and maximize long-term returns for our stockholders. Their compensation can vary based on the Company’s results and their individual responsibilities and contributions.

Compensation Philosophy and Practices

Carriage’s executive compensation programs align our executive pay with the Company’s operational and financial performance, as well as support our short-term and long-term business objectives. The Compensation Committee consists entirely of independent Board members and is responsible for the approval and oversight of compensation and employment agreements affecting Carriage’s NEOs.

During 2022, the Compensation Committee continued to implement the executive compensation philosophy (the “Philosophy”), which was developed to formalize the strategy behind our executive compensation practices and to serve as an ongoing reference point for executive compensation decisions. The Philosophy has been developed based on our Being The Best Mission Statement and Five Guiding Principles and may be summarized in this manner:

•

to attract, motivate, and retain exceptional 4E Leadership talent who are leaders within our High Performance Culture Executive Leadership Team (“First Who”). These leaders are expected to improve on the Company’s operating performance through attracting and motivating individual business Managing Partners and Houston Support Center leaders with 4E Leadership characteristics, continuously enhance our support functions, and make sound decisions regarding long-term stockholder value creation, particularly involving capital allocation (“Then What”);

•	to provide transparency between pay, commensurate with individual and team contribution, and our annual and long-term Company performance;

•	to motivate, reward, retain and reinvest in 4E Leadership that has established a proven record of success over time; and

•	to align senior leadership interests with what is best for the Company and thus, what is best for our stockholders.

2023 Proxy Statement        31

Compensation Discussion and Analysis

What We Do	What We Do Not Do

✔  Pay for Performance

•  A significant portion of 2022 executive compensation is performance-based and is tied to our financial performance over the intermediate to long-term period (see the “Annual Cash Incentive Bonuses” and “Long-Term Equity-Based Incentives” sections on pages 36 and 37, respectively, for additional details).

•  Our CEO’s 2022 annual cash incentive was made at the discretion of the Compensation Committee because the CEO sets the long-term vision and intermediate-term strategy for Carriage and should be judged on the annual progress towards those goals versus short-term performance metrics.

•  Our 2022 long-term incentive program is discretionary, but takes into consideration long-term operating and financial metrics that we believe will lead to significant stockholder value creation, if achieved.

✔  Anti-Hedging Policy

•  The Company’s Insider Trading and Anti-Hedging Policy includes provisions that specifically prohibit all employees, including our NEOs and Directors, from entering into any financial instrument or otherwise engage in any transactions that hedge or offset any decrease in the market value or limit the ability to profit from an increase in the market value of the Company’s stock. The Company’s policy also prohibits all employees, including our NEOs and Directors, from buying or selling warrants, puts or calls, options, forward transactions or other derivative securities or instruments involving the Company’s stock. Our Corporate Governance Committee is responsible for reviewing the Company’s compliance programs, including our Insider Trading and Anti-Hedging Policy.

✔  Mitigate Risk

•  Carriage is principle-based in its every day practices as reflected in our Five Guiding Principles. Our first Guiding Principle of “Honesty, Integrity and Quality in All That We Do” requires that we hire and hold all employees, at all levels, accountable to this first Guiding Principle (as well as the other four Guiding Principles) at all times.

•  We have trading guidelines for officers.

•  We have clawback provisions that permit the Board to pursue recovery of incentive payments if the payment would have been lower based on restated financial results.

✔  Manage Dilution

•  We regularly evaluate share utilization levels within our long-term incentive plans and we manage the dilutive impact of stock-based compensation to appropriate levels.

•  Under our Board authorized share repurchase program, we repurchased 695,496 shares of Common Stock during the year ended December 31, 2022. At March 1, 2023, we had approximately $48.9 million of share repurchase authorization remaining under our authorized share repurchase program.

✘  No supplemental retirement plans.

✘  No repricing of underwater stock options.

✘  No option exercise prices below 100% of fair market value on the date of grant.

✘  No inclusion of long-term incentive awards in cash severance calculations.

✘  No excise tax gross-ups upon change in control.

We regularly engage with stockholders on all matters regarding the Company’s results, operations, leadership and culture including other such topics as executive compensation, retention and succession planning. Messrs. Payne and Granmayeh lead our investor relations function engaging in various investor

32        Carriage Services

Compensation Discussion and Analysis

meetings throughout the year, with significant involvement from Messrs. Quezada and Metzger. Our ongoing outreach program allows management the opportunity to continually address any questions regarding our compensation philosophy and how it aligns with the interests of our stockholders.

Consideration of Previous Stockholder Advisory Vote

The Compensation Committee also considers the outcome of the Company’s advisory stockholder vote on our NEO compensation program and any associated stockholder outreach efforts when making compensation decisions. At our 2022 Annual Meeting of Stockholders, our stockholders expressed continued support for the Company’s proposal to ratify our NEO compensation program. For that approval, approximately 68% of shares voted were in favor of our 2021 NEO compensation program. This continued stockholder support has reaffirmed our Compensation Committee’s approach to our executive compensation philosophy, practices and programs.

While the stockholder vote to ratify our executive compensation is non-binding and advisory, we will continue to strive to understand and respond to stockholder feedback. We also invite and encourage our stockholders to learn more about what makes Carriage and its High Performance Culture so unique and transparent in its culture, practices and operations.

Elements of Compensation

Each element of our executive compensation program for NEOs has been designed to align with our Philosophy and our goal of growing the intrinsic value of Carriage per share for our long-term stockholders through disciplined and consistent high-level execution of our three core models (Standards Operating, Strategic Acquisition and 4E Leadership).

The Philosophy, which first begins with our belief in the Good To Great concept of “First Who, Then What,” defines the “Right Who” to be someone who inherently already possesses 4E Leadership characteristics as a starting point and who believes in and is completely aligned with our Mission Statement and Five Guiding Principles.

The Compensation Committee uses internal data to determine the compensation for most executive leadership positions. Due to the uniqueness of our industry and the size of our Company within the industry, executive officer compensation may be difficult to benchmark against market data. We do have insight into compensation philosophy and structures of main competitors within our industry as well as public companies with similar revenue and EBITDA profiles to maintain competitive and retain top 4E talent.

The allocation between cash and equity compensation and between short-term and long-term incentives, is determined based on the discretion of the Compensation Committee. The ultimate allocation will depend on our future company and individual performance and potentially future changes in our share price. If vesting targets are achieved, it is likely that a substantial percentage of the amount realized will be from long-term, equity-based incentives, which is consistent with our Philosophy and our commitment to long-term value creation for our stockholders. We believe the elements of our compensation structure create incentives for the executives to take actions and make decisions that will benefit Carriage over the long-term and create long-term value for our stockholders.

2023 Proxy Statement        33

Compensation Discussion and Analysis

Compensation designed for our executive officers consists of:

Pay Element		Description	Purpose

Base Salary		Fixed compensation, subject to annual review and changed due to responsibility, performance, and strategic performance.	Provide competitive base pay to hire and retain key talent, the “Right Who’s,” with the desired 4E Leadership qualities. Reflect roles, responsibilities, experience and performance.

Short-Term Incentives

Annual cash performance payment. For all NEOs, this award is made at the discretion of the Compensation Committee and varies to the degree we achieve our annual financial, operational and strategic performance goals and to the extent to which the executive officer contributes to the achievement.

Provide market competitive cash incentive opportunities that will motivate our executives to achieve and exceed financial goals that support our Being The Best High Performance Standards.

Align management and stockholder interests by linking pay and performance.

Long-Term Incentives	Restricted Stock:	Time-based awards vesting over a minimum of three years.	Provide market competitive equity award opportunities that will align executive interests with our stockholders.

	Stock Options:	The executive only realizes the potential appreciation in our stock price above the exercise price for stock options.	Encourage executive share ownership.

	Performance Shares:	The number of performance shares earned by an executive officer, if any, is based on performance over a multi-year period against specific financial and performance goals.

Encourage retention of executives who enhance our High Performance Culture consistent with our Good To Great Journey.

Motivate executives to deliver long-term sustained growth and strong total stockholder return.

Retirement and Other Benefits		Group health and welfare benefit programs and tax-qualified retirement plans. NEOs may be reimbursed for executive physicals and club dues.	Provide for current and future needs of the executives and their families. Enhance recruitment and retention.

Post-Termination Compensation		Our NEOs are party to employment agreements whereby they may be entitled to certain payments upon termination as more fully described herein.	Enhance retention and attraction of management by providing employment protection.

We regularly review how our levels of compensation align with performance and how our mix of pay (base salary versus annual cash incentives and long-term incentives) will allow us to attract and retain executive level 4E Leaders, while motivating these leaders to execute upon both annual and long-term goals.

Employment Agreements

All of our named executive officers have employment agreements with the Company (the “Agreements”). Each of these Agreements are for terms of three years, with the exception of Mr. Payne who agreed to a seven year extension and amendment as of February 17, 2021. These Agreements obligate the Company to make certain payments and provide certain benefits to the Company’s executive officers upon a qualifying termination of employment as defined within the Agreements. Pursuant to the Agreements, the executive officers agreed to certain non-competition provisions and other restrictive covenants during the term of his or her employment and for a period of 24 months thereafter. The Agreements supersede any prior agreements entered into by the Company and any of the executive officers. The Agreements for all of the executive officers are identical, except as noted herein.

34        Carriage Services

Compensation Discussion and Analysis

The Agreements establish, among other things, (a) a minimum base salary, (b) minimum target bonus amounts (expressed as a percentage of base salary), and (c) post-termination payments due in certain scenarios. For a description of the post-termination benefits provided for in the Agreements see the “Potential Payments Upon Termination” section as further discussed herein.

Compensation Evaluation Process

Our Compensation Committee has final approval regarding recommendations of executive officer compensation. Mr. Payne’s role as our Chairman of the Board and CEO in determining executive compensation is to make compensation recommendations to the Board based on his assessment of the individual performance of each executive officer in relation to our overall Company performance. Management’s role in determining executive compensation includes:

•

developing, summarizing and presenting compensation information and analysis (generally for one to five years) to enable our Compensation Committee to execute its responsibilities, as well as addressing specific requests for information from our Compensation Committee;

•

developing recommendations for executive officer’s bonus plans for consideration by our Compensation Committee and reporting to our Compensation Committee regarding achievement against the bonus plans;

•	preparing long-term incentive award recommendations for our Compensation Committee’s approval; and

•	attending our Compensation Committee’s meetings as requested in order to provide additional information, respond to questions and otherwise assist our Compensation Committee.

Given our unique organizational culture and the particular sector in which we belong, there are few direct, public company peers. If necessary, we will review market compensation and direct peer group data with our internal review of the roles and responsibilities of each of our executive positions in order to determine competitive pay levels for each executive officer of the Company, including our NEOs.

During 2022, the Compensation Committee did not engage an independent, third party compensation consultant or use peer group data. Instead, our Executive Leadership Team worked with the Committee on a compensation program that is aligned with and tailored to the uniqueness of our High Performance Culture while also taking into account publicly available data of named executive officers of other public companies with similar revenue and EBITDA profiles. However, the Committee retains the right to hire a compensation consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement.

CEO Compensation

The Compensation Committee believes that the average annual total compensation for the CEO of $4.2 million over the past five years and any additional realized compensation from the increase in equity value is commensurate with the high level of operating and financial performance by Carriage.

The charts below depict the 2022 mix of total direct compensation (base salary, cash incentive bonus and long-term equity-based incentives) for our CEO and Chairman and our other NEOs as a whole. The long-term equity-based incentives are composed of stock options which were valued at $17.38 per share calculated using the Black-Scholes pricing method (Refer to “Long-Term Equity-Based Incentives” on page 37 for additional details).

A portion of the 2022 compensation of our NEOs is considered at-risk and is directly affected by our financial results and stock price, both in the amount of total cash compensation earned and the value of outstanding long-term equity awards. As such, 70% of the CEO’s total direct compensation and, on average, 66% of our other NEOs’ total direct compensation, is variable and directly affected by both the Company’s and each NEOs’ performance.

2023 Proxy Statement        35

Compensation Discussion and Analysis

CEO & Chairman	Other Named Executive Officers

Base Salaries

The base salary for each of our NEOs is determined on an individual basis, taking into account such factors as the duties, experience and levels of responsibility of each executive. Base salaries for our NEOs, are evaluated annually and adjustments are approved by our Compensation Committee based on its evaluation of individual performance.

Our Compensation Committee approved the following annual base salaries of our NEOs for 2022:

Named Executive Officers

Melvin C. Payne	$1,000,000

Carlos R. Quezada	$600,000

C. Benjamin Brink(1)	$500,000

Steven D. Metzger	$500,000

Shawn R. Phillips	$360,000

(1)	Mr. Brink resigned from his position as the Company’s Executive Vice President, Chief Financial Officer & Treasurer (Principal Financial Officer) effective January 2, 2023.

Annual Cash Incentive Bonuses

Melvin C. Payne, CEO

The 2022 cash incentive bonus of $925,000 for Mr. Payne was determined at the Compensation Committee meeting held in February 2023 and was made at the discretion of the Compensation Committee for the following reasons, but not limited to:

•

The CEO sets the long-term Ten-Year Vision and Five-Year Strategy for Carriage and should be judged on the annual progress towards those goals versus short-term performance metrics that act as a budget;

•	2022 Performance;

•	2022 Performance compared to 2021 Performance and Five Year Trend;

•	Strategic goals and execution thereof that could change the course and composition of the Company;

•	Equity valuation; and

•	4E Leadership Development, particularly as it relates to members of the Strategic Vision and Principles Group.

36        Carriage Services

Compensation Discussion and Analysis

Other Named Executive Officers

The 2022 cash incentive bonuses for Messrs. Quezada, Metzger, and Phillips were determined at the Compensation Committee meeting held in February 2023 and were based upon previously established bonus targets as a percentage of base salary in addition to individual contributions, responsibilities, and Company financial and operational performance results during 2022.

The table below sets forth the 2022 base salary, the incentive bonus targets and the actual incentive bonus payments, as a percentage of base salary, for Messrs. Quezada, Metzger, and Phillips. As a result of Mr. Brink’s resignation, he was not awarded a cash incentive bonus.

	Annual Base Salary		Individual 2022 Bonus Paid(2)
Named Executive Officers		Target(1)	Amount Paid	% of Salary

Carlos R. Quezada	$600,000	100%	$540,000	90%

C. Benjamin Brink(3)	$500,000	75%	$ —	—%

Steven D. Metzger	$500,000	75%	$337,500	68%

Shawn R. Phillips	$360,000	50%	$162,000	45%

(1)	Target is based on a percentage of base salary in effect in 2022.
(2)	Actual cash incentive bonus paid in 2023 for performance in 2022.
(3)

Reflects no bonus paid to Mr. Brink because he resigned from his position as the Company’s Executive Vice President, Chief Financial Officer & Treasurer (Principal Financial Officer) effective January 2, 2023.

Long-Term Equity-Based Incentives

We maintain the 2017 Omnibus Incentive Plan (the “2017 Plan”) pursuant to which we have granted our NEOs restricted stock, stock options or performance-based stock awards.

Annual Long-Term Incentive Grants

Restricted stock, stock options and performance awards may be awarded by our Compensation Committee after consideration of each individual’s performance toward our recent goals, as well as expected contributions to our long-term success. Our Compensation Committee believes that these forms of equity ownership help align the executive’s interests closely with those of our stockholders and incentivize our executives to contribute to the long-term growth and success of Carriage.

Our Compensation Committee established 2022 long-term incentive targets for our NEOs, as shown in the table below:

	2022 Annual Base Salary	2022 Annual Long-Term Incentive Target
Named Executive Officers		% of base salary	Target amount

Melvin C. Payne	$1,000,000	200%	$2,000,000

Carlos R. Quezada	$ 600,000	175%	$1,050,000

C. Benjamin Brink(1)	$ 500,000	175%	$ 875,000

Steven D. Metzger	$ 500,000	175%	$ 875,000

Shawn R. Phillips	$ 360,000	150%	$ 540,000

(1)	Mr. Brink resigned from his position as the Company’s Executive Vice President, Chief Financial Officer & Treasurer (Principal Financial Officer) effective January 2, 2023.

For the 2022 grant, all long-term incentive awards granted are tied to the future performance of the Company, support our High Performance Culture, and align with long-term value creation interests for our stockholders.

2023 Proxy Statement        37

Compensation Discussion and Analysis

The following charts describe the 2022 grant of awards.

On February 23, 2022, our NEOs were granted the following:

Long-Term Incentive Element	Grant	Vesting Period/Term	Grant/Exercise Price

Restricted Stock	None	N/A	N/A

Stock Options	100% of Target	7 year vest; 10 year term	$49.48

Performance Awards	None	N/A	N/A

Our Compensation Committee believes that this element of our long-term incentive program properly aligns management’s long-term compensation with the Company’s compensation philosophy and our mission of maximizing value per share for long-term stockholders. Generally, our long-term incentive programs allow for more simplicity in structure and the transparency for management to focus on operations and performance.

All vested incentive awards are payable in shares of our Common Stock. More detailed information regarding the long-term incentive grant is set forth above as well as in Note 18, Stockholder’s Equity, to the Consolidated Financial Statements in our 2022 Annual Report on Form 10-K.

Executive Compensation Policies and Practices as they relate to our Risk Management

Our Compensation Committee reviews annually the principal components of executive compensation. Our Compensation Committee believes that these cash incentive plans appropriately balance risk, payment for performance and the desire to focus executives on specific financial and leadership measures that promote long-term value creation per share. As a result, our Compensation Committee has made a determination that the risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Tax and Accounting Considerations

For compensation in excess of $1 million, Section 162(m) of the Internal Revenue Code of 1986, as amended generally, limits our ability to take a federal income tax deduction for compensation paid to covered employees. Our Compensation Committee does not believe that compensation decisions should be made solely to maintain the deductibility of compensation for federal income tax purposes.

We recognize compensation expense in an amount equal to the fair value of the share-based awards over the period of vesting. Fair value is determined on the date of the grant. The fair value of restricted stock is determined using the closing stock price on the day immediately preceding the grant date. The fair value of options is determined using either the Black-Scholes valuation model or the Monte-Carlo simulation pricing model. The fair value of the performance awards related to the stock price is determined using the Monte-Carlo simulation pricing model. More detailed information and related assumptions regarding the 2022 long-term incentive grants are set forth in Note 18, Stockholder’s Equity, to the Consolidated Financial Statements in our 2022 Annual Report on Form 10-K.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding the compensation for the fiscal years ended December 31, 2022, 2021 and 2020, with respect to our NEOs:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Melvin C. Payne	2022	$1,000,000	$925,000	$—	$1,390,400	$73,469	$3,388,869
CEO & Chairman of the Board	2021	$900,000	$1,200,000	$—	$3,204,500	$42,281	$5,346,781
(Principal Executive Officer)	2020	$800,000	$1,000,000	$541,642	$—	$14,036	$2,355,678
Carlos R. Quezada	2022	$600,000	$540,000	$—	$869,000	$20,251	$2,029,251
President & Chief Operating	2021	$400,000	$500,000	$851,191	$507,000	$57,849	$2,316,040
Officer	2020	$300,000	$200,000	$135,408	$—	$12,106	$647,514
C. Benjamin Brink(1)	2022	$500,000	$—	$—	$695,200	$398,569	$1,593,769
Executive Vice President,	2021	$400,000	$400,000	$851,191	$507,000	$14,314	$2,172,505
Chief Financial Officer & Treasurer (Principal Financial Officer)	2020	$320,000	$200,000	$135,408	$—	$10,232	$665,640
Steven D. Metzger	2022	$500,000	$337,500	$—	$695,200	$12,791	$1,545,491
Executive Vice President, Chief Administrative Officer, General	2021	$400,000	$400,000	$851,191	$507,000	$10,150	$2,168,341
Counsel & Secretary	2020	$320,000	$200,000	$135,408	$—	$—	$655,408
Shawn R. Phillips	2022	$360,000	$162,000	$—	$434,500	$44,879	$1,001,379
Senior Vice President &	2021	$340,000	$250,000	$—	$507,000	$13,083	$1,110,083
Regional Partner	2020	$320,000	$220,000	$135,408	$—	$13,513	$688,921

(1)

Mr. Brink resigned from his position as Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer) effective January 2, 2023. In connection with his resignation, we entered into a Release and Separation Agreement with Mr. Brink that sets forth the terms of his severance payments, which was included as an Exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed on November 2, 2022.

(2)

Reflects the grant date fair value of the stock options granted on February 23, 2022 computed in accordance with ASC Topic 718. The value of these stock options was $17.38 per share calculated using the Black-Scholes pricing method. The stock options will vest over seven years beginning on the first anniversary date of the grant. The assumptions made in the valuation of these stock options are set forth in Note 18, Stockholder’s Equity, to the Consolidated Financial Statements in our 2022 Annual Report on Form 10-K. Refer to “Long-Term Equity-Based Incentives” on page 37 for a further description of these stock options.

(3)	The following table describes each component of the “All Other Compensation” column for 2022 in the Summary Compensation Table with respect to our NEOs.

Name	401(k) Matching Contributions ($)(2)	HSA Matching Contributions ($)(3)	Perquisites and other Personal Benefits ($)(4)	Severance Payments	Total All Other Compensation ($)

Melvin C. Payne	$10,675	$—	$62,794	$—	$73,469

Carlos R. Quezada	$5,134	$—	$15,117	$—	$20,251

C. Benjamin Brink(1)	$10,675	$1,000	$11,894	$375,000	$398,569

Steven D. Metzger	$10,675	$—	$2,116	$—	$12,791

Shawn R. Phillips	$5,004	$750	$39,125	$—	$44,879

(1)

Mr. Brink resigned from his position as Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer) effective January 2, 2023. In connection with his resignation, we entered into a Release and Separation Agreement with Mr. Brink that sets forth the terms of his severance payments, which was included as an Exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed on November 2, 2022.

(2)	The amounts represent matching contributions by the Company to the accounts of NEOs in our 401(k) Plan.
(3)	The amounts represent matching contributions by the Company to the health savings accounts of NEOs.
(4)

The amount reflects benefits received for family members’ travel and reimbursement of certain travel expenses paid to our NEOs for award trips hosted by the Company. Additionally, with respect to Messrs. Payne and Phillips, this includes $2,149 for the payment of certain club membership dues and $25,606 for the payment of a one-time bonus, respectively.

2023 Proxy Statement        39

Executive Compensation

Grants of Plan-Based Awards

On February 23, 2022, we granted our NEOs stock options from the 2017 Plan. The following table sets forth information regarding these grants:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Melvin C. Payne	2/23/22	—	—	—	—	—	—	—	80,000	$49.48	$1,390,400
Carlos R. Quezada	2/23/22	—	—	—	—	—	—	—	50,000	$49.48	$869,000
C. Benjamin Brink(1)	2/23/22	—	—	—	—	—	—	—	40,000	$49.48	$695,200
Steven D. Metzger	2/23/22	—	—	—	—	—	—	—	40,000	$49.48	$695,200
Shawn R. Phillips	2/23/22	—	—	—	—	—	—	—	25,000	$49.48	$434,500

(1)

Mr. Brink resigned from his position as Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer) effective January 2, 2023. In connection with his resignation, we entered into a Release and Separation Agreement with Mr. Brink that sets forth the terms of his severance payments, which was included as an Exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed on November 2, 2022.

(2)	Reflects the grant date fair value of the stock option awards of $17.38 per share calculated using the Black-Scholes on February 23, 2022.

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Executive Compensation

Outstanding Equity Awards at Fiscal Year-End

Awards Outstanding at December 31, 2022:

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un- Exercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(3)

Melvin C. Payne	54,545	—	—	$20.06	2/23/2026	—	$—	—	—
	116,100	—	—	$26.54	3/21/2027	—	—	—	—
	40,000	10,000	—	$25.43	2/14/2028	—	—	—	—
	50,000	100,000	—	$34.79	2/17/2031	—	—	—	—
	30,000	120,000	—	$34.79	2/17/2031	—	—	—	—
	—	80,000	—	$49.48	2/23/2032	—	—	—	—
	—	—	—	—	—	—	—	181,019	$4,985,263

Carlos R. Quezada	6,667	6,666	—	$18.02	6/25/2030	—	$—	—	—
	10,000	40,000	—	$34.79	2/17/2031	—	—	—	—
	—	50,000	—	$49.48	2/23/2032	—	—	—	—
	—	—	—	—	—	—	—	77,580	$2,136,553

C. Benjamin Brink(1)	10,000	—	—	$20.06	2/23/2026	—	$—	—	—
	34,900	—	—	$26.54	3/21/2027	—	—	—	—
	12,000	3,000	—	$25.43	2/14/2028	—	—	—	—
	10,000	40,000	—	$34.79	2/17/2031	—	—	—	—
	—	40,000	—	$49.48	2/23/2032	—	—	—	—
	—	—	—	—	—	—	—	77,580	$2,136,553

Steven D. Metzger	10,000	40,000	—	$34.79	2/17/2031	—	$—	—	—
	—	40,000	—	$49.48	2/23/2032	—	—	—	—
	—	—	—	—	—	—	—	77,580	$2,136,553

Shawn R. Phillips	9,700	—	—	$20.06	2/23/2026	—	$—	—	—
	38,600	—	—	$26.54	3/21/2027	—	—	—	—
	13,288	3,322	—	$25.43	2/14/2028	—	—	—	—
	10,000	40,000	—	$34.79	2/17/2031	—	—	—	—
	—	25,000	—	$49.48	2/23/2032	—	—	—	—
	—	—	—	—	—	—	—	45,255	$1,246,323

(1)

Mr. Brink resigned from his position as Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer) effective January 2, 2023. In connection with his resignation, we entered into a Release and Separation Agreement with Mr. Brink that sets forth the terms of his severance payments, which was included as an Exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed on November 2, 2022.

(2)

The unexercisable stock options expiring February 14, 2028 vested on February 14, 2023, the unexercisable stock options expiring on June 25, 2030 vest on June 25, 2023, the unexercisable stock options expiring February 17, 2031 vest in equal increments each year over the next four years, the 100,000 unexercisable stock options for Mr. Payne expiring February 17, 2031 will vest (if at all) when the stock price reaches $77.34 for three consecutive business days and the unexercised stock options expiring on February 23, 2032 vest in equal increments each year over the next seven years.

(3)

At December 31, 2022, we had satisfied certain performance criteria for the first three target payouts (20%, 25% and 30% CAGR targets) of our performance-based stock awards. As such, this column reflects the number of performance-based stock awards that will vest at the fifth target payout (40% CAGR target), which represents the maximum potential target payout, provided the NEOs are continuously employed with the Company on December 31, 2024. Refer to “Long-Term Equity-Based Incentives” on page 37 for a further description of these performance awards.

(4)	Represents the number of performance-based stock awards that will vest at the 40% CAGR target multiplied by $27.54, which is the closing price of our Common Stock on December 31, 2022.

2023 Proxy Statement        41

Executive Compensation

Option Exercises and Stock Vestings

The following table sets forth information regarding the option exercises and stock vestings for the fiscal year ended December 31, 2022 with respect to our NEOs:

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Melvin C. Payne	—	$—	—	$—
Carlos R. Quezada	—	$—	—	$—
C. Benjamin Brink	—	$—	—	$—
Steven D. Metzger	—	$—	—	$—
Shawn R. Phillips(1)	7,000	$217,700	—	$—

(1)

Mr. Phillips exercised a total of 7,000 options on March 7, 2022. Mr. Phillips surrendered 2,760 shares to pay the option price and taxes associated with 4,000 of the options exercised. Mr. Phillips sold 1,201 shares to pay the option price associated with the remaining 3,000 options exercised.

Potential Payments Upon Termination

The following table sets forth the amounts that would have been payable to certain of our NEOs under the scenarios for death, disability, involuntary termination without cause not within a corporate change period, or involuntary termination without cause within a corporate change period, had such scenarios occurred on December 31, 2022. Amounts reported with respect to equity-based awards are reported assuming the closing price of our Common Stock on December 31, 2022 of $27.54 per share.

Event	Melvin C. Payne	Carlos R. Quezada	C. Benjamin Brink(9)	Steven D. Metzger	Shawn R. Phillips
Death or Disability
Base salary(1)	$5,125,000	$2,100,000	$—	$1,416,667	$1,020,000
Target annual bonus(2)	1,000,000	600,000	—	375,000	180,000
Benefits continuation(3)	33,922	52,130	—	16,155	31,929
Equity awards(4)(5)(6)	3,889,809	1,610,933	—	1,547,473	909,716

Total	$10,048,731	$4,363,063	$—	$3,355,295	$2,141,645

Termination without cause (without a Corporate Change)
Cash severance(7)	$3,000,000	$1,800,000	$—	$1,375,000	$900,000
Benefits continuation(3)	33,922	52,130	—	16,155	31,929
Equity awards(4)(5)(6)	—	—	—	—	—

Total	$3,033,922	$1,852,130	$—	$1,391,155	$931,929

Termination without cause (following a Corporate Change)
Cash severance(8)	$4,000,000	$1,800,000	$—	$1,375,000	$900,000
Benefits continuation(3)	33,922	52,130	—	16,155	31,929
Equity awards(4)(5)(6)	3,889,809	1,610,933	—	1,547,473	909,716

Total	$7,923,731	$3,463,063	$—	$2,938,628	$1,841,645

(1)

Pursuant to the terms of employment agreements in effect on December 31, 2022, these amounts reflect NEO’s base salary payments, which are to be made in installments, through the end of the initial term or any then-existing renewal term in effect at the time of the NEO’s death or disability.

(2)

Reflects payment of annual bonus pursuant to the terms of employment agreements in effect on December 31, 2022. These amounts represent 100% of the target bonus payout due to the assumption that such NEOs’ employment terminated on the last day of the year.

(3)	Amounts reflect estimated cost of benefits continuation for 18 months pursuant to the terms of employment agreements in effect on December 31, 2022.

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Executive Compensation

(4)

Reflects accelerated vesting of stock options and performance-based awards pursuant to the terms of employment agreements in effect on December 31, 2022 upon death, disability, involuntary termination without cause not within a corporate change period, or involuntary termination without cause within a corporate change period.

(5)

At December 31, 2022, we had satisfied certain performance criteria for the first three target payouts (20%, 25% and 30% CAGR targets) of our performance-based stock awards. As such, the amount of performance-based shares issuable at the 30% CAGR target was included in the calculation and upon a triggering event shall be paid within 60 days following the end of any of applicable performance period.

(6)	Mr. Payne’s unvested stock options that contain a market condition have been excluded from the table as the metric had not yet been achieved at December 31, 2022.
(7)

Amounts reflect cash severance payable under the terms of employment agreements in effect on December 31, 2022, which represents two years base salary continuation and a pro-rated target annual bonus for the year in which the termination occurs. These amounts represent 100% of the target bonus payout due to the assumption that such NEOs’ employment terminated on the last day of the year.

(8)

Amounts with respect to Messrs. Quezada, Metzger and Phillips reflect cash severance payable under the terms of employment agreements in effect on December 31, 2022, which represents a lump sum equal to two times the sum of NEOs’ base salary in effect on the Termination Date (or as of the date of the Corporate Change, if higher), plus target annual bonus. Mr. Payne’s cash severance represents a lump sum equal to three times the sum of his base salary plus target annual bonus.

(9)

Mr. Brink resigned from his position as Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer) effective January 2, 2023. In connection with his resignation, we entered into a Release and Separation Agreement with Mr. Brink that sets forth the terms of his severance payments, which was included as an Exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed on November 2, 2022. Accordingly, we have excluded calculating any potential payments upon termination for Mr. Brink as he is no longer employed by the Company.

Employment Agreements

As previously discussed, each of our NEOs have employment agreements with terms of three years, with the exception of Mr. Payne who agreed to a seven year extension and amendment as of February 17, 2021. These Agreements obligate the Company to make certain payments and provide certain benefits to the Company’s NEOs upon a qualifying termination of employment as defined within the Agreements. Pursuant to the Agreements, each NEO agreed to certain non-competition provisions and other restrictive covenants, during the term of his or her employment and for a period of 24 months thereafter. The Agreements supersede any prior agreements entered into by the Company and any of the NEOs. The Agreements for all of the NEOs are identical, except as noted above.

The Agreements establish, among other things, (a) a minimum base salary, (b) a target annual bonus (expressed as a percentage of base salary), and (c) post-termination payments due in certain scenarios. For a description of the post-termination benefits provided for under the Agreements see “Executive Compensation-Potential Payments Upon Termination,” further discussed herein. The Company believes it is in the best interest of stockholders to ensure the executive leadership team have employment agreements which align with the Company’s goal of driving performance and creating long-term stockholder value.

Long-Term Incentive Plan Awards

Pursuant to the terms of our 2017 Plan, except as otherwise provided in an award agreement, upon a change of control, as defined by the 2017 Plan, all then-outstanding awards shall immediately vest and be settled in accordance with the 2017 Plan. This immediate vesting shall not occur in the event a replacement award, as defined by the 2017 Plan, is issued to a participant in connection with a change of control. In the event a replacement award is issued to a participant and a subsequent qualifying termination, as defined by the 2017 Plan, occurs within the one-year period following a change of control, all replacement awards held by the participant shall become fully vested and free of restrictions in accordance with the 2017 Plan.

Separation Agreement with Mr. Brink

Mr. Brink resigned from his position as the Company’s Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer) effective January 2, 2023. In connection with his resignation, Mr. Brink and the Company entered into a separation and release agreement (the “Separation Agreement”) which provided for, among other things, (i) the continuation of Mr. Brink’s base salary for

2023 Proxy Statement        43

Executive Compensation

fifty-two (52) bi-weekly pay periods; (ii) a one-time payment; and (iii) a grant of 30,000 shares of Carriage’s common stock. Under the terms of the Separation Agreement, Mr. Brink retained all vested equity awards and all unvested equity awards were cancelled as of January 2, 2023, for which he has no right or claim.

Pension Benefits

We do not sponsor a pension plan.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We do not sponsor any nonqualified defined contribution or other nonqualified deferred compensation plans.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform Consumer Protection Act, and Item 402(u) of Regulation S-K, the following items are discussed below: (i) the median of the annual total compensation of all employees, excluding Mr. Payne, our CEO; (ii) the annual total compensation of our CEO; and (iii) the ratio of the median of the annual total compensation of all employees to the annual total compensation of our CEO. This information is intended to provide our stockholders with a company-specific metric that can assist in their evaluation of our Company’s executive compensation practices.

To identify the median of the total annual compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

•

We determined that as of December 31, 2022, our employee population consisted of 2,553 individuals with all of these individuals located in the United States. This population consisted of 1,174 full-time and 1,379 part-time employees. Our part-time employees are an integral part of our business and due to our industry, are dedicated members of our community, but may only work on a very limited, as requested basis. We selected December 31, 2022, which is in the last three months of our most recent fiscal year, as the date upon which we would identify the “median employee” because it enabled us to make such identification in a reasonably efficient and economical manner.

•

To determine the “median employee” from our employee population, we examined the amount of salary, bonus, wages and other taxable income items of our employees as reported by us to the Internal Revenue Service on Form W-2 for 2022. The “median employee’s” annual total compensation included the Company matching amount provided in our Section 401(k) employee savings plan. In making the determination, we annualized the compensation of approximately 501 employees who were hired in 2022, but did not work for us the entire fiscal year. This population consisted of 220 full-time and 281 part-time employees.

•

We determined our median employee using this compensation measure, which was consistently applied to all of our employees included in the calculation. Since all of our employees are located in the United States, as is our CEO, we did not make any cost of living adjustments when identifying the “median employee.”

•

Once we determined our median employee, we combined all of the elements of such employee’s compensation for 2022 in accordance with Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of approximately $23,290.

•	With respect to the annual compensation of our CEO, we used the amount reported in the “Total $” column of our Summary Compensation Table for the year 2022 included above in this Proxy Statement.

•

There has been no major change in our employee population or our employee compensation arrangements since that median employee was identified that we believe would significantly impact our pay ratio disclosure.

44        Carriage Services

Executive Compensation

For the fiscal year ended December 31, 2022:

•

The median employee is an Ambassador in the community, working on an as-needed or by request basis, proactively participating in civic and community events that create a lasting heritage for our businesses;

•	The median annual total compensation of all employees of our Company (other than our CEO) was approximately $23,290; and

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere in this Proxy Statement was $3,388,869.

Based on this information, for 2022, the ratio of the annual total compensation of Mr. Payne to the annual total median compensation of all other employees was 146 to 1.

2023 Proxy Statement        45

Executive Compensation

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street
Reform
and
Consumer
Protection Act, and
Item
402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial performance of the Company. The
Compensation
Committee did not consider the pay versus performance disclosure when making its incentive compensation decisions. For further information about how we align our executive compensation with the Company’s performance, please see our “Compensation Discussion and Analysis” section as discussed herein. The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended December 31, 2020, 2021 and 2022, and our financial performance for each such fiscal year as calculated in accordance with SEC rules:
Pay Versus Performance Table

					Value of Initial Fixed $100			Net Income	Adjusted Diluted EPS (7)
Fiscal Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Total Shareholder Return (5)	Former Peer Group Total Shareholder Return (6)	2022 Peer Group Total Shareholder Return (6)

2022	$3,388,869	$(7,586,876)	$1,542,473	$3,948,509	$111.80	$199.13	$146.44	$41,381,015	$2.61

2021	$5,346,781	$20,948,505	$1,941,742	$6,205,152	$258.27	$128.74	$154.34	$33,158,600	$3.02

2020	$2,355,678	$4,618,240	$616,344	$1,335,480	$124.23	$111.16	$104.60	$16,090,223	$1.86
Melvin C. Payne
was our Principal Executive Officer (“PEO”) for each year presented
.
The individuals comprising the
Non-PEO
NEOs for each year presented are listed below:

2020	2021	2022

C. Benjamin Brink	Carlos R. Quezada	Carlos R. Quezada

Steven D. Metzger	C. Benjamin Brink	C. Benjamin Brink

Shawn R. Phillips	Steven D. Metzger	Steven D. Metzger

Viki K. Blinderman	Shawn R. Phillips	Shawn R. Phillips

(1)
The dollar amounts reported for Mr. Payne under “Summary Compensation Table Total” are the amounts of total compensation reported for Mr. Payne for each corresponding year in the “Total” column of the Summary Compensation Table as reflected on page 39.

(2)
The dollar amounts reported for Mr. Payne under “Compensation Actually Paid” represent the amount of “compensation actually paid” to Mr. Payne, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Payne during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the adjustments in the table below were made to
Mr. Payne’s

total compensation for each year to determine the compensation actually paid:

	Melvin C. Payne

	2020	2021	2022

Total Compensation as reported in SCT	$2,355,678	$5,346,781	$3,388,869

Fair value of equity awards granted during fiscal year	(541,642)	(3,204,500)	(1,390,400)

Fair value of equity compensation granted in current year-value at end of year-end	3,593,567	8,525,500	479,200

Change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	(139,082)	1,603,605	(677,628)

Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	500,901	8,677,119	(9,386,917)

Dividends or other earnings paid on stock or options awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—	—	—

Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	(1,151,182)	—	—

Compensation Actually Paid to PEO	$4,618,240	$20,948,505	$(7,586,876)

46
        Carriage Services

Executive Compensation

(3)
The dollar amounts reported under Average Summary Compensation Total for non-PEO
NEOs represent the average of the amounts reported for the Company’s NEOs as a group (excluding any individual serving as our CEO for such year) in the “Total” column of the Summary Compensation Table in each applicable year. The names of the NEOs included for purposes of calculating the average amounts in each applicable year are shown in the table above.

(4)
The dollar amounts reported under Average Compensation Actually Paid for non-PEO
NEOs represent the average amount of “compensation actually paid” to the NEOs as a group (excluding the CEO), as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the adjustments in the table below were made to the NEOs’ total compensation for each year to determine the compensation actually paid:

	NEO Averages

	2020	2021	2022

Total Compensation as reported in SCT	$616,344	$1,941,742	$1,542,473

Fair value of equity awards granted during fiscal year	(135,408)	(1,145,393)	(673,475)

Fair value of equity compensation granted in current year-value at end of year-end	889,310	3,209,772	232,113

Change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	(30,041)	36,869	(210,007)

Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	111,674	2,162,162	3,057,405

Dividends or other earnings paid on stock or options awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—	—	—

Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	(116,399)	—	—

Compensation Actually Paid to NEO	$1,335,480	$6,205,152	$3,948,509

(5)
Total Shareholder Return assumes that the value of the investment in our common stock was $100 on the last trading day of December 2019, and that all dividends were reinvested. Performance data is provided as of the last trading day of each of our last three fiscal years.

(6)
Our 2020 and 2021 Peer Group (the “Former Peer Group”) consists of SCI and StoneMor Partners LP (“StoneMor”) and our 2022 Peer Group (the “2022 Peer Group”) consists of SCI, Matthews International Corp. (“Matthews”) and Park Lawn Corporation (“Park Lawn”). We assumed that the value of the investment in the Former Peer Group and the 2022 Peer Group was $100 on the last trading day of December 2019, and that all dividends were reinvested. Performance data for the Former Peer Group and the 2022 Peer Group is provided as of the last trading day of each of our last three fiscal years. For the Former Peer Group, as a result of StoneMor’s delisting from the NYSE on November 30, 2022, the stock performance data as of December 31, 2022 reflects SCI’s total cumulative return only.

(7)
Adjusted Diluted Earnings Per Share is defined as GAAP Diluted Earnings Per Share, adjusted for special items. We determined Adjusted Diluted Earnings Per Share to be the most important financial performance measure used to link the Company’s performance to Compensation Actually Paid to our PEO and
Non-PEO
NEOs. We may determine a different financial performance measure to be the most important financial performance measure in future years.

Financial Performance Measures
As described in greater detail in our “Compensation Discussion and Analysis” section beginning on page 30, our approach to executive compensation is designed to directly link pay to performance, recognize both corporate and individual performance, promote long-term stock ownership, attract, retain and motivate talented executives, and balance risk and reward while taking into consideration stakeholder feedback as well as market trends and practices. The most important financial measures used by the Company to link compensation actually paid (as defined by SEC rules) to the Company’s NEOs for the most recently completed fiscal year to the Company’s performance are:

•	Net Income;

•	Adjusted Diluted Earnings Per Share; and

•	Adjusted Consolidated EBITDA.

2023 Proxy Statement
47

Executive Compensation

Analysis of the Information Presented in the Pay Versus Performance Table
While we utilize several performance measures to align executive compensation with performance, all of those measures are not presented in the Pay Versus Performance Table. Moreover, we generally seek to incentivize long-term performance, and therefore do not specifically align the Company’s performance measures with compensation that is actually paid (as defined by SEC rules) for a particular year. In accordance with Item 402(v) of Regulation
S-K,
we are providing the following graphic descriptions of the relationships between information presented in the Pay Versus Performance Table. For the graphic descriptions below, all amounts are presented in millions except for Total Shareholder Return and Adjusted
Diluted
EPS.

Compensation vs Total Shareholder Return

48
        Carriage Services

Executive Compensation

Compensation vs Net Income

Compensation vs Adjusted Diluted EPS

2023 Proxy Statement
49

PROPOSAL NO. 2:

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICERS’ COMPENSATION

In accordance with Schedule 14A of the Exchange Act, and as a matter of good corporate governance, we seek your vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers, as disclosed in this Proxy Statement under “Compensation Discussion and Analysis” and “Executive Compensation.”

We urge our stockholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes in more detail how our Named Executive Officers’ compensation policies and programs operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative appearing under the “Executive Compensation” section of this Proxy Statement, which provide detailed information on the compensation of our Named Executive Officers. Our Compensation Committee believes that the policies and programs articulated in the “Compensation Discussion and Analysis” section are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this Proxy Statement has contributed to our High Performance Culture and Being The Best Mission.

Accordingly, we are asking our stockholders to indicate their support for our Named Executive Officers’ compensation as described in this Proxy Statement by voting “FOR” the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of Carriage’s Named Executive Officers, as disclosed in the Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC (including, but not limited to, the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables, notes and narrative).”

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. This vote is advisory and, therefore, not binding on us, our Board, or our Compensation Committee. Although the vote is non-binding, our Board and our Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the advisory vote on Named Executive Officer compensation when making future compensation decisions.

FOR THE REASONS STATED ABOVE, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY APPROVAL OF OUR NAMED EXECUTIVE OFFICER COMPENSATION, AS DISCLOSED IN THIS PROXY STATEMENT.

50        Carriage Services

PROPOSAL NO. 3:

ADVISORY VOTE TO APPROVE THE FREQUENCY OF THE ADVISORY VOTE ON OUR NAMED EXECUTIVE OFFICERS’ COMPENSATION

In addition to the advisory vote on our Named Executive Officer’s compensation (Proposal No. 2), we are providing our stockholders with the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our Named Executive Officers, pursuant to Schedule 14A of the Exchange Act. This “frequency” vote is required to be held at least once every six years, which we last presented to our stockholders at our Annual Meeting in 2017. At that meeting, a majority of our stockholders voted to recommend that an advisory vote on our Named Executive Officers’ compensation should occur every year, which was consistent with our Board’s recommendation at the time, and we have held annual advisory votes since then.

After careful consideration of this Proposal No. 3, the Board has determined that we should continue to conduct an advisory vote on our Named Executive Officers’ compensation every year. In reaching its recommendation, the Board determined that an annual advisory vote on our Named Executive Officers’ compensation will continue to enable our stockholders to provide us with timely input on our executive compensation programs and philosophy.

You may cast your vote on your preferred voting frequency by choosing the option of voting every “One Year,” “Two Years,” or “Three Years,” or you may abstain from voting. We believe that holding an annual advisory vote on Named Executive Officers’ compensation provides us with the most direct and immediate feedback on our compensation practices. However, we ultimately believe that each option is reasonable; and therefore, our Board currently intends to adopt whichever option receives the majority of votes under this Proposal No. 3. However, because this vote is advisory and not binding on us in any way, our Board may decide in the future that it is in the best interests of our stockholders and the Company to hold an advisory vote on Named Executive Officers’ compensation more or less frequently than the option selected by the stockholders.

FOR THE REASONS STATED ABOVE, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR “ONE YEAR” FOR THE ADVISORY VOTE OF THE FREQUENCY OF THE ADVISORY VOTE ON OUR NAMED EXECUTIVE OFFICERS’ COMPENSATION.

2023 Proxy Statement        51

AUDIT COMMITTEE REPORT

The Audit Committee of the Board (the “Audit Committee”) of the Company is comprised of five directors, each of whom has been determined by our Board to be independent and financially literate under the NYSE’s listing standard requirements and the rules and regulations of the SEC. The Audit Committee’s responsibilities are set forth in the Audit Committee Charter, available on our website at www.carriageservices.com.

As set forth in the Audit Committee Charter, the Audit Committee assists our Board in fulfilling its oversight regarding, among other things:

•	the integrity of our financial statements, including the adequacy and effectiveness of the Company’s financial reporting and disclosure controls and procedures;

•	the engagement of the Company’s independent registered public auditor, including its qualifications, independence and performance;

•	the performance, function and design of the Company’s internal audit function; and

•	the compliance by the Company with legal and regulatory requirements.

With respect to the Company’s financial reporting process, Company management is responsible for establishing and maintaining internal controls and preparing the Company’s financial statements. Our independent registered public accounting firm for the fiscal year ended December 31, 2022, Grant Thornton LLP, is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2022 with Company management. The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed under the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. Additionally, the Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the PCAOB regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP their independence.

Based on the Audit Committee’s review and discussions with management and Grant Thornton LLP referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.

Audit Committee

Donald D. Patteson, Jr., Chairman

Barry K. Fingerhut

Douglas B. Meehan

Dr. Achille Messac

April 3, 2023

52        Carriage Services

PROPOSAL NO. 4:

RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP

Our Audit Committee has selected Grant Thornton to audit our consolidated financial statements. Grant Thornton has served as our independent registered public accounting firm since 2014.

Representatives of Grant Thornton are expected to be present at our Annual Meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from stockholders.

Although ratification is not required by Delaware law, our bylaws or otherwise, our Board is submitting our Audit Committee’s appointment of Grant Thornton to our stockholders for ratification as a matter of good corporate governance. Even if the appointment is ratified, our Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders. If the appointment of Grant Thornton is not ratified, our Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement.

FOR THE REASONS STATED ABOVE, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

As part of its duties, our Audit Committee is required to annually pre-approve audit and non-audit services performed by the independent registered public accounting firm in order to ensure that the provision of such services does not impair the audit firm’s independence. Our Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent auditors. All audit fees for 2022 and 2021 were pre-approved by our Audit Committee.

Audit Fees

Fees billed to us by Grant Thornton during 2022 and 2021 were as follows:

	Year Ended December 31,

	2022	2021

Audit fees	$1,232,060	$1,214,830

Audit-Related fees	$—	$—

The Company did not engage any firm to perform non-audit services during these years.

2023 Proxy Statement        53

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Review and Approval of Related Party Transactions; Pre-Approval of Related Party Transactions

Our Board recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest and may create the appearance that Company decisions are based on consideration other than the best interests of the Company and its stockholders. While the Board prefers to avoid related party transactions as a general matter, it recognizes, nevertheless, that there are situations where related party transactions may be in, or may not be inconsistent with, the best interests of the Company and its stockholders, including but not limited to situations where the Company may obtain products of a nature, quality or quantity on terms that are not readily available from alternative sources or when the Company provides products or services to related persons on an arm’s length basis on terms comparable to those provided to unrelated third parties. Consequently, the Board has established procedures to identify, review, approve, and ratify transactions with related persons and bring them to the attention of our Board for consideration. These procedures include formal written questionnaires to our directors and executive officers. Each year, we require our directors and executive officers to complete a questionnaire that requires them to identify and describe any transactions with Carriage that they or their respective related parties may have been involved in, whether or not material.

In accordance with our Related Party Transactions Review Policy (the “Policy”), the Audit Committee of our Board has the primary responsibility to review and discuss with management and ultimately approve any transaction or courses of dealing with related parties. For example, prior to entering into any related party transactions, our Policy requires any related party to promptly inform the Company’s General Counsel, where the amount involved is more than $120,000 or, even if the amount involved is less than $120,000, if the related party should reasonably believe that the transaction(s) could create the appearance of a conflict of interest or otherwise could be viewed as not being in the best interests of the Company and its shareholders. Following notice of a potential related party transaction, along with receiving certain required information from the related party, our General Counsel will review and determine whether the transaction is a related party transaction, which upon making such determination will submit for review and approval to the disinterested members of the Audit Committee for consideration at its next scheduled meeting or, if the General Counsel, in consultation with the CEO, President, or the Chief Financial Officer, determines that it is not practical to wait until the next Audit Committee meeting, the Chair of the Audit Committee has the authority to act between meetings, so long as the Chair of the Audit Committee is not the related party in the related party transaction. To the extent such transactions are ongoing business relationships, the transactions are reviewed annually and such relationships will be on terms not materially less favorable than what would be usual and customary in similar transactions between unrelated persons dealing at arm’s length. Certain transactions, including, for example, compensation, certain charitable contributions, regulated transactions and certain bank-related services, are considered pre-approved, even if the aggregate amount involved will exceed $120,000, and thus do not require specific approval under the Policy.

Our Corporate Governance Committee intends to approve only those related party transactions that are in the best interest of us and our stockholders. The policies and procedures for related party transactions are documented in our Policy and our Code of Business Conduct and Ethics, copies of which are available on our website at www.carriageservices.com.

Related Party Transactions

Since January 1, 2022, there were no reportable transactions between Carriage and related persons, and there are no such currently proposed or anticipated transactions.

54        Carriage Services

OTHER BUSINESS

Management does not intend to bring any other business before our Annual Meeting and has not been informed that any other matters are to be presented at our Annual Meeting by others. If other matters properly come before our Annual Meeting or any adjournment or postponement thereof, the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment.

2023 Proxy Statement        55

STOCKHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING

Pursuant to rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at our 2024 Annual Meeting of Stockholders may do so by following the procedures set forth under Rule 14a-8 of the Exchange Act. In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by our Corporate Secretary at 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056 no later than December 5, 2023. However, if the date of our 2024 Annual Meeting of Stockholders is more than 30 days from the date of the 2023 Annual Meeting of Stockholders, then the deadline shall be a reasonable time before we begin to print and send our proxy materials for our 2024 Annual Meeting of Stockholders.

In addition, pursuant to our bylaws, a stockholder may recommend nominees for director not for inclusion in our proxy materials, as further discussed herein in our “Corporate Governance – Direction Nomination Process” section. For all other stockholder proposals intended for presentation at our 2024 Annual Meeting of Stockholders, but not for inclusion in our 2023 proxy materials, a stockholder must deliver a copy of the proposal to our Corporate Secretary at our principal offices listed above no less than 90 days prior to the anniversary date of the immediately preceding Annual Meeting. For our 2024 Annual Meeting of Stockholders, the deadline will be February 16, 2024, based on this year’s Annual Meeting occurring on May 16, 2023.

Under Rule 14a-4(c) of the Exchange Act, our Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter timely and properly presented by a stockholder at our 2024 Annual Meeting of Stockholders that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board intends to exercise its discretion to vote on the matter, unless the stockholder satisfies the other requirements of Rule 14a-4(c)(2) of the Exchange Act. If we receive untimely notice of the matter and the matter nonetheless is permitted to be presented at our 2024 Annual Meeting of Stockholders, our Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

56        Carriage Services

ADDITIONAL INFORMATION

Annual Report

Our Annual Report to Stockholders for the year ended December 31, 2022 (our “Annual Report”) is being delivered electronically or mailed, if so elected, to all stockholders entitled to vote at our Annual Meeting. Our Annual Report does not form any part of the proxy soliciting materials.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, but not including exhibits, is also available at www.carriageservices.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, excluding exhibits, will be furnished at no charge to each person to whom a proxy statement is delivered upon the request to the Corporate Secretary in writing at Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056, or call our Corporate Secretary at 713-332-8400. Exhibits to the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit(s). Such requests should be directed to the Corporate Secretary of Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, IT IS IMPORTANT THAT YOUR SHARES BE

REPRESENTED AT THE MEETING, AND YOU ARE RESPECTFULLY REQUESTED TO VOTE VIA THE

INTERNET OR COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENVELOPE

PROVIDED AS SOON AS POSSIBLE.

By Order of the Board of Directors,

Steven D. Metzger

Executive Vice President, Chief Administrative Officer,

General Counsel & Secretary

Houston, Texas

April 3, 2023

2023 Proxy Statement        57

CARRIAGE
SERVICES

CARRIAGE
WELLNESS

CARRIAGE SERVICES, INC.

3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056

713.332.8400

ANNUAL MEETING OF STOCKHOLDERS OF

CARRIAGE SERVICES, INC.

3040 Post Oak Blvd., Lobby Conference Room

Houston, Texas 77056

May 16, 2023

9:00 a.m. Central Time

Directions to attend the meeting in person may be obtained by contacting the

Corporate Secretary at 713-332-8400

Please complete, sign, date

and mail your proxy card in

the envelope provided as

soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to

be Held on May 16, 2023:

The Proxy Statement and 2022 Annual Report to Stockholders are available on the Internet at

https://investors.carriageservices.com/sec-filings-annual-reports-proxy-investor-materials

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES,

“FOR” PROPOSALS 2 AND 4 AND FOR “1 YEAR” ON PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of two Class III Directors for a three-year term ending at the 2026 Annual Meeting of Stockholders.			2. To approve on an advisory basis our 2022 Named Executive Officers’ compensation.		FOR ☐	AGAINST ☐	ABSTAIN ☐
NOMINEES:
☐ FOR ALL NOMINEES	○ Douglas B. Meehan ○ Donald D. Patteson, Jr.			1 YEAR	2 YEARS	3 YEARS	ABSTAIN
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES			3. To approve on an advisory basis the frequency of the advisory vote on our Named Executive Officers’ compensation.	☐	☐	☐	☐
☐ FOR ALL EXCEPT (See instructions below)					FOR	AGAINST	ABSTAIN
			4. Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ended 2023.		☐	☐	☐

Note: In their discretion, the Proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournment(s) thereof.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

CARRIAGE SERVICES, INC.

3040 Post Oak Blvd., Lobby Conference Room

Houston, Texas 77056

May 16, 2023

9:00 a.m. Central Time

Directions to attend the meeting in person may be obtained by contacting the

Corporate Secretary at 713-332-8400

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to

be Held on May 16, 2023:

The Proxy Statement and 2022 Annual Report to Stockholders are available on the Internet at

https://investors.carriageservices.com/sec-filings-annual-reports-proxy-investor-materials

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES,

“FOR” PROPOSALS 2 AND 4 AND FOR “1 YEAR” ON PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of two Class III Directors for a three-year term ending at the 2026 Annual Meeting of Stockholders.			2. To approve on an advisory basis our 2022 Named Executive Officers’ compensation.		FOR ☐	AGAINST ☐	ABSTAIN ☐
	NOMINEES:		3. To approve on an advisory basis the frequency of the advisory vote on our Named Executive Officers’ compensation.	1 YEAR ☐	2 YEARS ☐	3 YEARS ☐	ABSTAIN ☐
☐ FOR ALL NOMINEES	○ Douglas B. Meehan ○ Donald D. Patteson, Jr.

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)			4. Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ended 2023.		FOR ☐	AGAINST ☐	ABSTAIN ☐

Note: In their discretion, the Proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournment(s) thereof.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.